                                                                     EXHIBIT 4.6

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                              TERM CREDIT AGREEMENT

                          DATED AS OF JANUARY 29, 2003

                                      AMONG

                            THE MEN'S WEARHOUSE, INC.
                          GOLDEN MOORES FINANCE COMPANY
                             THE BANKS PARTY HERETO

                                       AND

                       JPMORGAN CHASE BANK, TORONTO BRANCH
                             AS ADMINISTRATIVE AGENT

                       -----------------------------------

                          J. P MORGAN SECURITIES INC.,
                                 SOLE BOOKRUNNER

                       -----------------------------------

                          J. P. MORGAN SECURITIES INC.,
                                 SOLE BOOKRUNNER

                                       AND

                          J. P. MORGAN SECURITIES INC.,
                             FLEET SECURITIES, INC.
                                CO-LEAD ARRANGERS

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               FLEET NATIONAL BANK
                             AS CO-SYNDICATION AGENT

================================================================================

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                                TABLE OF CONTENTS

                                                                                                      Page
1.      CERTAIN DEFINITIONS.........................................................................    1
        1.1.        Accounting Principles...........................................................    1
        1.2.        Certain Defined Terms...........................................................    1

2.      THE CREDITS.................................................................................   20
        2.1.        Loans...........................................................................   20
        2.2.        Borrowing Procedure.............................................................   21

3.      INTEREST RATE PROVISIONS....................................................................   22
        3.1.        Interest Rate Determination.....................................................   22
        3.2.        Availability of Eurodollar Loans................................................   24
        3.3.        Increased Cost and Reduced Return...............................................   24
        3.4.        Limitation on Types of Loans....................................................   25
        3.5.        Illegality......................................................................   26
        3.6.        Compensation....................................................................   27
        3.7.        Replacement of Banks............................................................   28
        3.8.        Survival........................................................................   28
        3.9.        Availability of Canadian Prime Rate Loans.......................................   28
        3.10.       Yearly Rate.....................................................................   28

4.      PREPAYMENTS AND OTHER PAYMENTS..............................................................   29
        4.1.        [Intentionally omitted].........................................................   29
        4.2.        [Intentionally Omitted].........................................................   29
        4.3.        Optional Prepayments............................................................   29
        4.4.        Notice of Payments..............................................................   29
        4.5.        Place of Payment or Prepayment..................................................   29
        4.6.        No Prepayment Premium or Penalty................................................   30
        4.7.        Taxes...........................................................................   30
        4.8.        Payments on Business Day........................................................   32

5.      [INTENTIONALLY OMITTED].....................................................................   32

6.      APPLICATION OF PROCEEDS.....................................................................   32

7.      REPRESENTATIONS AND WARRANTIES..............................................................   32
        7.1.        Organization and Qualification..................................................   32
        7.2.        Financial Statements............................................................   33
        7.3.        Litigation......................................................................   33
        7.4.        Default.........................................................................   33
        7.5.        Title to Properties.............................................................   33
        7.6.        Payment of Taxes................................................................   33
        7.7.        Conflicting or Adverse Agreements or Restrictions...............................   34

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
        7.8.        Authorization, Validity, Etc....................................................   34
        7.9.        Investment Company Act Not Applicable...........................................   34
        7.10.       Public Utility Holding Company Act Not Applicable...............................   34
        7.11.       Margin Stock....................................................................   34
        7.12.       ERISA; Canadian Benefit and Pension Plans.......................................   35
        7.13.       Full Disclosure.................................................................   35
        7.14.       Environmental Matters...........................................................   35
        7.15.       Permits and Licenses............................................................   36
        7.16.       Solvency........................................................................   36
        7.17.       Capital Structure...............................................................   37
        7.18.       Insurance.......................................................................   37
        7.19.       Compliance with Laws............................................................   37
        7.20.       No Consent......................................................................   37

8.      CONDITIONS..................................................................................   38
        8.1.        Closing Date....................................................................   38
        8.2.        Conditions to each Loan.........................................................   40

9.      AFFIRMATIVE COVENANTS.......................................................................   41
        9.1.        Reporting and Notice Requirements...............................................   41
        9.2.        Corporate Existence.............................................................   44
        9.3.        Books and Records...............................................................   44
        9.4.        Insurance.......................................................................   44
        9.5.        Right of Inspection.............................................................   44
        9.6.        Maintenance of Property.........................................................   45
        9.7.        Guarantees of Certain Restricted Subsidiaries; Pledge Agreements................   45
        9.8.        Accounting Principles...........................................................   46
        9.9.        Patents, Trademarks and Licenses................................................   46
        9.10.       Taxes; Obligations..............................................................   46

10.     NEGATIVE COVENANTS..........................................................................   47
        10.1.       Liens...........................................................................   47
        10.2.       Debt............................................................................   48
        10.3.       Restricted Payments.............................................................   51
        10.4.       Mergers; Consolidations; Sale or Other Dispositions of All or Substantially All
                    Assets..........................................................................   52
        10.5.       Investments, Loans and Advances.................................................   53
        10.6.       Sale or Other Disposition of Less than Substantially All Assets; Sale and
                    Leasebacks......................................................................   54
        10.7.       Use of Proceeds.................................................................   55
        10.8.       Transactions with Affiliates....................................................   55
        10.9.       Nature of Business..............................................................   55
        10.10.      Issuance and Disposition of Shares..............................................   55
        10.11.      ERISA; Canadian Benefit and Pension Plans.......................................   56
        10.12.      Discount or Sale of Receivables.................................................   57
        10.13.      Acquisitions....................................................................   57

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
        10.14.      Certain Financial Tests.........................................................   58
        10.15.      Regulations U and X.............................................................   59
        10.16.      Status..........................................................................   59
        10.17.      Compliance with Laws............................................................   59
        10.18.      Unrestricted Subsidiaries.......................................................   59
        10.19.      No Commingling of Assets, Etc...................................................   60
        10.20.      Restrictive Agreements..........................................................   60
        10.21.      Prepayments, Etc., of Certain Debt..............................................   60
        10.22.      Amendment of Intercompany Credit Agreements.....................................   61

11.     EVENTS OF DEFAULT; REMEDIES.................................................................   61
        11.1.       Failure to Pay Principal........................................................   61
        11.2.       Failure to Pay Other Amounts....................................................   61
        11.3.       Default under Other Debt........................................................   62
        11.4.       Misrepresentation or Breach of Warranty.........................................   62
        11.5.       Violation of Covenants..........................................................   62
        11.6.       Bankruptcy and Other Matters....................................................   62
        11.7.       Dissolution.....................................................................   63
        11.8.       Judgment........................................................................   63
        11.9.       Nullity of Loan Documents.......................................................   63
        11.10.      Change of Control...............................................................   63
        11.11.      ERISA...........................................................................   63
        11.12.      Guarantors; Pledge Agreement....................................................   64
        11.13.      Related Facilities..............................................................   64
        11.14.      Other Remedies..................................................................   64
        11.15.      Remedies Cumulative.............................................................   64

12.     THE AGENT...................................................................................   64

13.     MISCELLANEOUS...............................................................................   66
        13.1.       [Omitted].......................................................................   66
        13.2.       Waivers, Etc....................................................................   66
        13.3.       Notices.........................................................................   67
        13.4.       GOVERNING LAW...................................................................   67
        13.5.       Survival of Representations, Warranties and Covenants...........................   67
        13.6.       Counterparts....................................................................   68
        13.7.       Separability....................................................................   68
        13.8.       Descriptive Headings............................................................   68
        13.9.       Right of Set-off, Adjustments...................................................   68
        13.10.      Assignments and Participations..................................................   69
        13.11.      Interest........................................................................   72
        13.12.      Expenses; Indemnification.......................................................   72
        13.13.      Payments Set Aside..............................................................   74
        13.14.      Loan Agreement Controls.........................................................   74
        13.15.      Obligations Several.............................................................   74
        13.16.      SUBMISSION TO JURISDICTION; WAIVERS.............................................   75

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
        13.17.      WAIVER OF JURY TRIAL............................................................   75
        13.18.      Amendments, Etc.................................................................   76
        13.19.      Relationship of the Parties.....................................................   76
        13.20.      Confidentiality.................................................................   77
        13.21.      Currency Conversion and Currency Indemnity......................................   77
        13.22.      FINAL AGREEMENT.................................................................   78

                                   EXHIBITS

Exhibit A:              Note
Exhibit B:              Notice of Borrowing
Exhibit C:              Notice of Rate Continuation
Exhibit D:              Compliance Certificate
Exhibit E:              Parent Guaranty
Exhibit F:              Guaranty
Exhibit G:              Pledge and Security Agreement
Exhibit H:              Assignment and Assumption Agreement
Exhibit I:              Eurodollar Rate Margin Certificate

                                   SCHEDULES

Schedule 1:             Applicable Lending Offices
Schedule 2:             Initial Commitments
Schedule 3:             Applicable Margin
Schedule 7.17:          Capital Structure
Schedule 7.18:          Insurance
Schedule 10.1:          Liens
Schedule 10.2           Existing Letters of Credit

                              TERM CREDIT AGREEMENT

                  The Men's Wearhouse, Inc., a corporation organized under the laws of the State of Texas (the "Parent"), Golden Moores Finance Company, a Nova Scotia unlimited liability company (the "Borrower"), the financial institutions from time to time party hereto (collectively, the "Banks" and individually, a "Bank"), and JPMorgan Chase Bank, Toronto Branch (together with any successor thereof, "JPMorgan Chase") in its capacity as administrative agent (the "Agent") for the Banks hereunder, hereby agree as follows:

                              PRELIMINARY STATEMENT

                  WHEREAS, the Borrower has requested the Agent and the Banks to make loans to the Borrower on the Closing Date in an aggregate amount not to exceed C$62,000,000.

                  WHEREAS, pursuant to the terms and conditions hereof the Agent and the Banks have agreed to such request upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       CERTAIN DEFINITIONS.

                  1.1. ACCOUNTING PRINCIPLES. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the audited financial statements referred to in Section 9.1 hereof. All financial information delivered to the Agent pursuant to Section 9.1 hereof shall be prepared in accordance with GAAP applied on a basis consistent with those reflected by the initial financial statements delivered to the Agent pursuant to Section 7.2, except (i) where such principles are inconsistent with the requirements of this Agreement and (ii) for those changes made pursuant to Section 9.8 hereof.

                  1.2. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisitions" has the meaning specified in Section 10.13 hereof.

                  "Acquisition Target" means any Person acquired pursuant to
Section 10.13 and which is designated a Restricted Subsidiary pursuant to the terms hereof.

                  "Adjusted Available Amount" means an amount equal to the sum of (I) $25,000,000 plus (II) if positive, the aggregate amount of (i) one-third of Consolidated Net Income of the Borrower and the Restricted Subsidiaries minus
(ii) 100% of consolidated net losses of the Borrower and the Restricted Subsidiaries, in each case commencing with the beginning of the fourth fiscal quarter of 2002, minus (III) Investments made under Section 10.5(h).

                  "Adjusted Debt" means, at any time and without duplication, an amount equal to the sum of (a) Total Funded Debt plus (b) an amount equal to the product of (i) Base Rent Expense for the immediately preceding quarter times
(ii) thirty-two (32).

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. If any Person shall own, directly or indirectly, beneficially and of record twenty percent (20%) or more of the equity (whether outstanding capital stock, partnership interests or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

                  "Affiliate Guarantor" means each Restricted Subsidiary which is a party to the Guaranty.

                  "Agent" shall have the meaning set forth in the preamble hereto.

                  "Agreement" shall mean this Term Credit Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Applicable Lending Office" shall mean, with respect to each Bank, such Bank's Eurodollar Lending Office.

                  "Applicable Margin" means, (a) prior to the U.S. Revolving Credit Agreement Termination Date (i) for the period from the Closing Date until February 1, 2003, 1.75% per annum, and (ii) thereafter 1.50% and (b) from and after the U.S. Revolving Credit Agreement Termination Date, the percentage determined in accordance with Schedule 3 attached hereto and made a part hereof.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 13.10), and accepted by the Agent, in the form of Exhibit H or any other form approved by the Agent.

                  "Available Amount" means an amount equal to the sum of (I) $60,000,000 plus (II) if positive, the aggregate amount of (i) one-third of Consolidated Net Income of the Parent and the Restricted Subsidiaries minus (ii) 100% of consolidated net losses of the Parent and the Restricted Subsidiaries, in each case commencing with the beginning of the fourth fiscal quarter of 2002, minus (III) the sum of (x) Restricted Payments made under Section 10.3(d), (y) Investments made under Section 10.5(h) and (z) Restricted Payments made under
Section 10.3(e).

                  "Bank" shall have the meaning specified in the preamble hereto and shall include the Agent, in its individual capacity.

                  "Base Rent Expense" means, for any period, payments (whether computed monthly or annually) due under Leases of real property (including those resulting from sale-leaseback transactions), exclusive of payments for percentage rent, common-area maintenance, insurance, taxes and any other amounts recorded in the Parent's or the Restricted Subsidiaries' books and records in accordance with their customary practices as rent other than "base rent expense"; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide pro forma financial information pursuant to Article 11 of Regulation S-X (Reg Section 210.11.01, .02 and .03), Base Rent Expense of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that Base Rent Expense of the Acquisition Target shall be adjusted for those applicable items of base rent expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those like adjustments included in the pro forma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to Article 11 of Regulation S-X.

                  "Borrower" shall have the meaning set forth in the preamble hereto.

                  "Borrowing" means Loans of the same Type, made on the Closing Date, or converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Date" shall mean a date upon which the Borrower has requested a Loan is to be made in a Notice of Borrowing delivered pursuant to
Section 2, which date shall be the Closing Date.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Toronto, Canada, New York City and Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CDOR Rate" means, on any date, the annual rate of interest which is the rate based on an average rate applicable to Canadian Dollar bankers' acceptances for a term of 30 days appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to Canadian Dollar bankers' acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) as of 10:00 a.m. (Toronto time) on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

                  "Canadian Benefit Plan" means all material benefit plans or arrangements subject to Canadian law or regulation maintained or contributed to by any of the Parent, Borrower or any of their Subsidiaries that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of any of the Parent, Borrower or any of their Subsidiaries participate or are eligible to participate but excluding all stock option or stock purchase plans.

                  "Canadian Dollar Equivalent Value" means, with respect to an amount of U.S. Dollars, an amount of Dollars into which the Agent determines that it could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of U.S. Dollars, determined by using its applicable quoted spot rate on the date on which such equivalent is to be determined pursuant to the provisions of this Agreement.

                  "Canadian Pension Plan" means all plans or arrangements which are considered to be pension plans for the purposes of any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by any of the Parent, Borrower or any of their Subsidiaries for their employees or former employees.

                  "Canadian Prime Rate" means, on any day, the annual rate of interest (rounded upwards, if not in an increment of 1/16th of 1%, to the next 1/16 of 1%) equal to the greater of:

                  (i) the annual rate of interest announced by the Agent and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian Dollar-denominated commercial loans in Canada; and

                  (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate in effect on such day, plus (B) 1.00% per annum.

                  "Canadian Prime Rate Loan" means any Loan which bears interest at the Canadian Prime Rate.

                  "Capital Lease" as defined in the definition of Capital Lease Obligations.

                  "Capital Lease Obligation" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease (a "Capital Lease") of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or Canada or issued by an agency thereof and backed by the full faith and credit of the United States or Canada, as the case may be, in each case maturing within ninety
(90) days after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state, province or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent); (c) commercial paper maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Agent); (d) domestic and eurodollar certificates of deposit or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any Bank or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than U.S. $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (e) repurchase agreements of the Agent, any Bank or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than U.S. $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (f) overnight investments with the Agent, any Bank or any commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than U.S. $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (g) other readily marketable instruments issued or sold by the Agent, any Bank or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than U.S. $250,000,000 (or the Canadian Dollar Equivalent Value thereof); and (h) funds invested in brokerage accounts with nationally recognized brokerage houses or money market accounts, in each case for less than thirty (30) days.

                  "Change of Control" means (i) any transaction (including a merger or consolidation) the result of which is that any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent (50%) of the total voting power of all classes of the voting stock of the Parent or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis (a "Control Person"), other than any such transaction in which the current executive officers of the Parent who are also currently directors and their Affiliates or The Zimmer Family Foundation become, individually or collectively, a Control Person or (ii) the sale, lease or transfer of all or substantially all of the Parent's assets (which includes the assets of its Subsidiaries) to any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act), except to the Parent or one or more of its Subsidiaries.

                  "Closing Date" shall mean the date on which the conditions specified in Section 8.1 are satisfied.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

                  "Commitment" means, with respect to each Bank, the commitment of such Bank to make Loans, expressed as an amount representing the maximum aggregate amount of such Bank's outstanding Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 13.10. The initial amount of each Bank's Commitment is set forth on Schedule 2, or in the Assignment and Assumption pursuant to which such Bank shall have assumed its Commitment, as applicable. The initial aggregate amount of the Banks' Commitments is C$62,000,000.

                  "Consolidated Current Assets" means all items classified as current assets on the consolidated financial statements of the Parent and the Restricted Subsidiaries delivered to the Banks pursuant to Section 9.1, all as determined in accordance with GAAP consistently applied.

                  "Consolidated Current Liabilities" means all items classified as current liabilities of Parent and the Restricted Subsidiaries on the consolidated financial statements delivered to the Banks pursuant to Section 9.1 other than any current portion of (i) the outstanding Loans and (ii) Debt outstanding under this Agreement and outstanding Debt permitted by Section 10.2(h) and (i), all as determined in accordance with GAAP consistently applied.

                  "Consolidated Net Income" means with respect to any period, net income of the Parent and the Restricted Subsidiaries on a consolidated basis (after adjustment for income taxes), determined in accordance with GAAP.

                  "Consolidated Net Worth" means, as of any date, the total shareholders' equity of the Parent and the Restricted Subsidiaries which appears on the consolidated balance sheet of such Person as of such date, determined in accordance with GAAP; excluding, however, (a) from total shareholders' equity, mandatorily redeemable Preferred Stock of the Parent or a Restricted Subsidiary to the extent included in total shareholders' equity and (b) Restricted Investments by the Parent and the Restricted Subsidiaries in any Unrestricted Subsidiaries.

                  "Contingent Liability" means (i) any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or any other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), (ii) obligations under surety, appeal or custom bonds, or (iii) guarantees of the payment of dividends or other distributions upon the shares of or interest in any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitations set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Debt, obligation or other liability guaranteed thereby or, if applicable, such lesser principal amount as is expressly stated to be the maximum principal amount of such Person's obligation thereunder.

                  "Continuation Date" shall mean a date upon which the Borrower has requested the continuation of the interest rate applicable to any Loan pursuant to a Notice of Rate Continuation delivered pursuant to Section 3.

                  "Contractual Rent Expense" means, for any period as to the Parent and the Restricted Subsidiaries, all payments (whether computed monthly or annually) due under Leases of real property (including those resulting from sale-leaseback transactions), including, without limitation, Base Rent Expense and payments for percentage rent, common-area maintenance, insurance, and taxes and any other amounts recorded in such Person's books and records in accordance with their customary practices as rent expense, whether paid or accrued in the applicable period of calculation, but excluding adjustments with respect to such payments required to be made in conformity with GAAP for the purposes of accounting for graduated lease payments, calculated for the four (4) immediately preceding fiscal quarterly periods; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide pro forma financial information pursuant to Article 11 of Regulation S-X (Reg Section 210.11.01, .02 and .03), Contractual Rent Expense of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that Contractual Rent Expense of the Acquisition Target shall be adjusted for those applicable items of contractual expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those like adjustments included in the pro forma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to Article 11 of Regulation S-X.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt" means (without duplication), for any Person:

                  (a) obligations of such Person for borrowed money (including obligations, contingent or otherwise, of such Person relative to the face amount of all letters of credit and letters of guaranty, whether drawn or undrawn, and banker's acceptances issued for the account of such Person);

                  (b) obligations of such Person evidenced by bonds, debentures, notes or similar instruments (but excluding sight drafts that evidence current account payables arising in the ordinary course of business which are not more than 90 days past due the original due date);

                  (c) obligations of such Person to pay the deferred purchase price of property or services (but excluding current accounts payable arising in the ordinary course of business which are not more than 90 days past due the original due date);

                  (d) obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on Property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by such Person or is limited in recourse;

                  (e)      Capital Lease Obligations;

                  (f)      obligations under surety, appeal or custom bonds;

                  (g)      Contingent Liabilities of such Person;

                  (h) obligations of such Person under or in connection with a Sale and Lease-Back Transaction or similar arrangements; and

                  (i) net obligations of such Person under Hedge Agreements (the amount of such obligations to be equal at any time to the termination value of such Hedge Agreement giving rise to such obligation that would be payable by such Person at such time).

                  Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

                  "Debtor Laws" shall mean all applicable federal, state, provincial or foreign liquidation, dissolution, winding-up, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, or general equitable principles from time to time in effect affecting the rights of creditors generally or providing for the relief of debtors.

                  "Default" shall mean (i) any of the events specified in
Section 11, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act or (ii) any "Default" as defined in the U.S. Revolving Credit Agreement.

                  "Disqualified Capital Stock" means, with respect to any Person, that portion of any class or series of Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased (including at the option of the holder), in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption sinking fund or similar payment due, in either case, on or prior to the Maturity Date.

                  "Dollar Equivalent Value" means, with respect to an amount of any Dollars, an amount of U.S. Dollars into which the Agent determines that it could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars, determined by using its applicable quoted spot rate on the date on which such equivalent is to be determined pursuant to the provisions of this Agreement.

                  "Dollars" and "C$" shall mean lawful currency of Canada.

                  "Domestic Lending Office" shall mean, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I attached hereto and made a part hereof or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent. The Domestic Lending Office of the Agent shall be its main office located in Toronto, Canada.

                  "EBITDA" means, for any period, as to the Parent and the Restricted Subsidiaries, an amount equal to earnings before income taxes and adjustment for extraordinary items, plus (a) depreciation and amortization, plus
(b) interest expense, plus, to the extent deducted in determining earnings before extraordinary items, (c) other non-cash charges, minus, to the extent added in determining earnings before extraordinary items, (d) non-cash income, for the four (4) immediately preceding fiscal quarterly periods; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide pro forma financial information pursuant to Article 11 of Regulation S-X (Reg Section 210.11.01, .02 and .03), EBITDA of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that EBITDA of the Acquisition Target shall be adjusted for those items of income and expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those adjustments included in the pro forma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to Article 11 of Regulation S-X.

                  "Environmental Lien" means a Lien in favor of a Governmental Authority or other Person (a) for any liability under any Environmental Protection Statute or (b) for damages arising from or costs incurred by such Governmental Authority or other Person in response to a release or threatened release of Hazardous Materials into the environment.

                  "Environmental Protection Statute" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901 et seq.), as amended from time to time, and any and all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A. Section 7401 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A. Section 1251 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; or
(f) any other federal or state or provincial law, statute, rule or regulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any Governmental Authority, and "Environmental Protection Statutes" means, collectively, each of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any subsidiary or trade or business (whether or not incorporated) which is a member of a group of which the Parent is a member and which is under common control within the meaning of Section 414 of the Code and the rules and regulations thereunder.

                  "ERISA Event" means any of the following events: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provisions for the thirty (30)-day notice to the PBGC under such regulations), (b) the withdrawal of the Parent from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Parent under Section 4064 of ERISA, (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate plus the Applicable Margin.

                  "Eurodollar Lending Office" shall mean, with respect to each Bank, the office specified as such Bank's "Eurodollar Lending Office" opposite its name on Schedule 1 attached hereto and made a part hereof (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted LIBO Rate plus the Applicable Margin.

                  "Event of Default" shall mean any of the events specified in
Section 11, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

                  "Existing Credit Agreement" means that certain Term Credit Agreement dated as of February 5, 1999, as amended by and among the Parent, the Borrower, NationsBank, N.A. (now known as Bank of America, N.A.) as agent and the other banks and financial institutions signatory thereto.

                  "Expiration Date" shall mean the last day of an Interest
Period.

                  "Fair Market Value" shall mean (i) with respect to any asset (other than cash) the price at which a willing buyer would buy and a willing seller would sell, such asset in an arms' length transaction, and (ii) with respect to cash, the amount of such cash.

                  "Fiscal Year" means the Parent's fifty-two (52) or fifty-three
(53) week fiscal year, which ends on the Saturday nearest January 31 in each calendar year; by way of example, references to "Fiscal 2002" shall mean the fiscal year ended February 1, 2003.

                  "Fixed Charges" means, for any period as to the Parent and the Restricted Subsidiaries, and without duplication, an amount equal to the sum of
(a) cash interest expense plus (b) Contractual Rent Expense plus (c) scheduled payments on Capital Leases plus (d) scheduled principal payments in respect of any Debt (excluding Lease payments relating to Sale and Lease-Back Transactions covered by clause (b) or (c) of this definition and excluding scheduled principal payments on Debt permitted by Section 10.2(h) and Section 10.2(i) hereof) plus (e) cash dividends by the Parent; calculated for the four (4) immediately preceding fiscal quarterly periods.

                  "Foreign Bank" has the meaning assigned to such term in
Section 4.7(d).

                  "Future Plan" has the meaning specified in Section 9.1(h) hereof.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

                  "Governmental Authority" means any national, state, provincial, county, municipal or other government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator.

                  "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, franchise, permit, certificate, license, award, authorization or other direction, guideline, or requirement of any Governmental Authority, including, without limitation, any requirement under common law.

                  "Guaranty" has the meaning set forth in Section 9.7(a).

                  "Hazardous Materials" means (a) any "hazardous waste" as defined by RCRA; (b) any "hazardous substance" as defined by CERCLA; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance the presence of which on any of the Parent's or any Subsidiary's Properties is prohibited by any Governmental Authority; (f) petroleum, including crude oil and any fraction thereof, natural gas liquids, liquefied natural gas and synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas); (g) drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy; and
(h) any other substance which, pursuant to any Governmental Requirement, requires special handling in its collection, storage, treatment or disposal.

                  "Hedge Agreements" means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and all commodity price protection agreements and commodity price hedging agreements.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Hedge Agreement.

                  "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Obligations, due to such Bank pursuant to this Agreement or any other Loan Document, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. To the extent required by applicable law in determining the Highest Lawful Rate with respect to any Bank as of any date, there shall be taken into account the aggregate amount of all payments and charges theretofore charged, reserved or received by such Bank hereunder or under the other Loan Documents which constitute or are deemed to constitute interest under applicable law.

                  "Houston Distribution Center" means the real property of the Parent located in Harris County, Texas and commonly referred to by it as the "Bellfort Distribution Facility Center", including additional real property from time to time acquired in connection therewith, and the improvements, fixtures and similar property from time to time located thereon or used in connection therewith, which improved real property is used or intended for use in connection with the business activities of the Parent and its Subsidiaries which are permitted by Section 10.9.

                  "Information Memorandum" means the Confidential Information Memorandum dated November, 2002 relating to the Parent and the Transactions, as amended.

                  "Intercreditor Agreement" means the Intercreditor Agreement of even date herewith among the Agent, the Parent, the Borrower and the agent under the U.S. Revolving Credit Agreement, as amended from time to time.

                  "Intercompany Credit Agreements" shall mean, collectively, (i) that certain Credit Agreement dated as of February 10, 1999, between the Borrower and Moores Retail Group Inc. and the term note in the amount of C$75,000,000 issued thereunder, and (ii) the term notes dated as of February 10, 1999 issued by Golden Brand Clothing (Canada) Ltd. and Moores The Suit People Inc. to Moores Retail Group Inc. in the respective amounts of C$50,000,000 and C$25,000,000; as each may be amended, modified or supplemented from time to time in relation to the terms hereof.

                  "Interest Payment Date" means (a) with respect to any Canadian Prime Rate Loan, the last day of each 30-day period during which such Loan is outstanding and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made.

                  "Inventory" means the "inventory" (as that term is defined by and within the meaning of GAAP) of the Parent and any Restricted Subsidiary including, without limitation, merchandise in transit and piece goods in the possession of manufacturers.

                  "Investment" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan or advance made by it to any other Person, whether by means of stock purchase, loan, advance or otherwise, (b) any capital contribution to any other Person, and (c) any ownership or similar interest in any other Person.

                  "Law" means any federal, state, provincial or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

                  "Lease" means, as to any Person, any operating lease other than a Capital Lease of any Property (whether real, personal or mixed) by that Person as a lessee, together with all renewals, extensions and options thereon.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3740 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of the Canadian Dollar Equivalent Value of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" or "Loans" shall mean a Loan or Loans, respectively, as the case may be, from the Banks to the Borrower made under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Guarantees, the Parent Guaranty, the Pledge Agreement, any Specified Hedge Agreements, and all instruments, certificates and agreements now or hereafter executed or delivered to the Agent, or any Bank pursuant to any of the foregoing and the transactions connected therewith, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

                  "Majority Banks" means, at any time, Banks holding at least 51% of the aggregate unpaid principal amounts outstanding under the Notes held by the Banks.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" means any material adverse effect on
(a) the business, properties, operations or condition (financial or otherwise) of the Parent and its Restricted Subsidiaries, taken as a whole or (b) the ability of the Parent or any Restricted Subsidiary to perform its respective obligations under this Agreement, or any other Loan Document to which it is a party on a timely basis or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent and the Banks.

                  "Maturity Date" shall mean February 4, 2008.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making or accruing or has made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Parent or an ERISA Affiliate and at least one entity other than the Parent or an ERISA Affiliate or (ii) was so maintained and in respect of which the Parent or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Non-Guaranteeing Restricted Subsidiary" shall have the meaning set forth in Section 9.7.

                  "Note" shall have the meaning set forth in Section 2.1(c) hereof.

                  "Notice of Borrowing" shall have the meaning set forth in
Section 2.2(a) hereof.

                  "Notice of Rate Continuation" shall have the meaning set forth in Section 3.1(a)(ii).

                  "Obligations" means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Parent, the Borrower or any Subsidiary

(including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, the Borrower or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent or any Bank (or, in the case of any Specified Hedge Agreement, any Affiliate of any Bank), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Documents, in each case whether on account of principal, interest, guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or any Bank that are required to be paid by the Borrower or any Subsidiary pursuant to the terms of any of the foregoing agreements).

                  "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by a Responsible Officer.

                  "Other Taxes" shall have the meaning set forth in Section 4.7(b).

                  "Overnight Rate" means, as to Dollars, for any day, the rate of interest per annum at which overnight deposits in Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Agent to major banks in the applicable offshore interbank market.

                  "Parent" shall have the meaning set forth in the preamble hereto.

                  "Parent Guaranty" shall mean a Parent Guaranty in substantially the form attached as Exhibit E.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PBGC Plan" means any Plan subject to Title IV of ERISA or
Section 412 of the Code.

                  "Permitted Business" shall have the meaning set forth in
Section 10.13.

                  "Permitted Debt" shall have the meaning set forth in Section
10.2 hereof.

                  "Permitted Liens" means:

                  (a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings; provided however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Parent or any Subsidiary by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

                  (b) nonconsensual Liens imposed by operation of law, including, without limitation, landlord Liens (including consensual landlord Liens) for rent not yet due and payable, and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages or accounts payable not yet delinquent and arising in the ordinary course of business; provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Parent or any Subsidiary by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                  (c) easements, rights-of-way, restrictions and other similar Liens or imperfections to title arising in the ordinary course of business that do not secure any Debt and which do not materially interfere with the occupation, use and enjoyment by the Parent or any Subsidiary of the Property encumbered thereby or materially impair the value of such Property subject thereto;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (e) Liens arising out of or in connection with any litigation or other legal proceeding which are being contested in good faith by appropriate proceedings; provided however, (i) any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Parent or any Subsidiary by reason of such Lien has not matured or has been, and continues to be, effectively enjoined or stayed, and (ii) no Event of Default exists under Section
         11.8 relating thereto; and

                  (f) UCC protective filings (or similar personal property security filings in any province of Canada) with respect to personal property leased to the Parent or any Subsidiary under operating leases.

                  "Person" shall mean an individual, partnership, joint venture, corporation, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

                  "Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, other than a Multiemployer Plan, maintained by the Parent or any ERISA Affiliate.

                  "Pledge Agreement" has the meaning set forth in Section 9.7(b) hereof.

                  "Pledgors" means the pledgors party to the Pledge Agreement.

                  "Preferred Stock" means any class or series of Capital Stock of a Person which is entitled to a preference or priority over any other class or series of Capital Stock of such Person with respect to any distribution of such Person's assets, whether with respect to dividends, or upon liquidation or dissolution, or both.

                  "Property" or "Properties" shall mean any interest or right in any kind of property or assets, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

                  "Pro Rata Percentage" shall mean with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all the Commitments of the Banks.

                  "Register" shall have the meaning set forth in Section
13.10(b).

                  "Related Facilities" means, collectively, (i) the U.S. Revolving Credit Agreement and (ii) the facility or facilities, as applicable, evidencing the Debt permitted by Section 10.2(i).

                  "Responsible Officer" means, as to any Person, the Chairman of the Board, President, any Vice President, the Treasurer, Assistant Treasurer of such Person.

                  "Restricted Investments" shall have the meaning set forth in
Section 10.5.

                  "Restricted Payments" shall have the meaning set forth in
Section 10.3.

                  "Restricted Subsidiary" shall mean the Subsidiaries designated as Restricted Subsidiaries on Schedule 7.17 attached hereto, together with any Subsidiary hereafter created or acquired and, at the time of creation or acquisition, not designated by the Board of Directors of the Parent as an Unrestricted Subsidiary. Any Subsidiary designated as an Unrestricted Subsidiary for purposes of this Agreement may thereafter be designated as a Restricted Subsidiary (upon approval by the Board of Directors of the Parent) upon 30 days' prior written notice to the Agent if, at the time of such designation and after giving effect thereto and after giving effect to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing, (ii) such Subsidiary is organized under the laws of Canada, the United Kingdom or the United States or any state or province thereof, (iii) (except for directors' qualifying shares, and as otherwise provided in Section 10.10) 100% of each class of voting stock or other equity interests outstanding of such Subsidiary is owned by the Parent or a wholly-owned Restricted Subsidiary, and (iv) the Parent and such Subsidiary shall have complied with
Section 9.7. Except for director's qualifying shares and except as otherwise provided in Section 10.10, each Restricted Subsidiary shall be directly or indirectly wholly-owned by the Parent. Any designation that fails to comply with the terms of this definition shall be null and void and of no effect whatsoever. Upon such designation, the Parent shall deliver to the Agent of a certified copy of the resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. At all times during the term of this Agreement, each of the Borrower and its Subsidiaries shall be a Restricted Subsidiary.

                  "Sale and Lease-Back Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  "Securities Act" shall have the meaning set forth in Section 13.1.

                  "Specified Hedge Agreement" means any Hedge Agreement entered into by the Borrower and any Bank or Bank Affiliate related to interest rates under this Agreement.

                  "Similar Businesses" shall have the meaning set forth in
Section 7.18.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subscription Agreement" means that certain Subscription Agreement dated as of February 10, 1999 between Moores Retail Group Inc. and the Borrower, as amended, modified or supplemented from time to time in accordance with the terms hereof.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Taxes" shall have the meaning set forth in Section 4.7(a).

                  "Termination Date" means the date of the acceleration of repayment of the Loans pursuant to Section 11 hereof.

                  "Total Funded Debt" means, at any time as to the Parent and the Restricted Subsidiaries, and without duplication, an amount equal to the sum of (a) the aggregate principal amount of all Loans outstanding on such date plus
(b) the aggregate principal amount of drawings under letters of credit issued under the Related Facilities which have not then been reimbursed pursuant to Section 2.4 thereunder, as applicable, plus (c) the aggregate principal amount of all other outstanding Debt of the Borrower and the Restricted Subsidiaries of the type described in clauses (a)-(d) of the definition of "Debt" (excluding any undrawn amounts under outstanding letters of credit).

                  "Transactions" means the execution, delivery and performance of the Loan Documents by the parties thereto, the borrowing of the Loans and the use of the proceeds thereof.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Canadian Prime Rate.

                  "Unrestricted Subsidiary" shall mean each Subsidiary designated as an Unrestricted Subsidiary on Schedule 7.17 attached hereto, together with any Subsidiary which is hereafter designated by the Board of Directors of the Parent as an Unrestricted Subsidiary, and in each case and without further action or qualification, any Subsidiary of such Subsidiary so designated as an Unrestricted Subsidiary. Any Subsidiary may be designated an Unrestricted Subsidiary (upon approval by the Board of Directors of the Parent) upon 30 days' prior written notice to the Agent if, at the time of such designation and after giving effect thereto and after giving effect to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing, (ii) such Subsidiary does not own, directly or indirectly, any Debt or Capital Stock of, or other equity interest in, the Parent or a Restricted Subsidiary, (iii) such Subsidiary does not own or hold any Lien on any property of the Parent or any Restricted Subsidiary, (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Indebtedness, and (v) such designation would be permitted by Section 10.2 and 10.5. Upon such designation, the Parent shall deliver to the Agent of a certified copy of the resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. The aggregate consideration paid in connection with the Acquisition of any Person (plus, without duplication, assumed Debt) thereafter designated as an Unrestricted Subsidiary shall be considered an Investment in such Unrestricted Subsidiary equal to such amount.

                  "Unrestricted Subsidiary Indebtedness" of any Person means Debt of such Person (a) as to which neither the Parent nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Parent's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise contractually liable in any respect on, such Debt), (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of the Parent or any Restricted Subsidiary to declare, a default on such Debt of the Parent or any Restricted Subsidiary and (c) which is not secured by any assets of the Parent or of any Restricted Subsidiary.

                  "U.S. Dollar" and "U.S. $" shall mean lawful currency of the United States of America.

                  "U.S. Revolving Credit Agreement" means that certain Revolving Credit Agreement of even date herewith among Parent, JPMorgan Chase Bank as Agent, and the other parties thereto, as amended from time to time.

                  "U.S. Revolving Credit Agreement Termination Date" shall mean the earlier of (i) the "Maturity Date", as such term is defined in the U.S. Revolving Credit Agreement, (ii) the date on which the "Commitments" are terminated and the "Loans" become due and payable under Section 11 of the U.S. Revolving Credit Agreement, as such terms are defined therein, and (iii) the date upon which the "Commitments" are terminated in full pursuant to Section 4.8 of the U.S. Revolving Credit Agreement and the "Loans" are repaid in full pursuant to Section 4.3 of the U.S. Revolving Credit Agreement.

         2.       THE CREDITS.

                  2.1.     LOANS.

                  (a) Upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank which is a party hereto on the Closing Date severally agrees to make a Loan to the Borrower, denominated in Dollars, on the Closing Date up to an aggregate principal amount not exceeding such Bank's Commitment. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

                  (b) Principal of the Loans outstanding on such date (if any) shall be due and payable, together with accrued and unpaid interest thereon, in equal quarterly installments of C$775,000, commencing on May 1, 2003, with each subsequent installment due on the last day of each fiscal quarter, until the Maturity Date, or if earlier, the Termination Date; provided that, notwithstanding any other provision of this Agreement but subject to
Section 11, in no event shall the aggregate principal amount required to be repaid to the Banks prior to the fifth anniversary of this Closing Date, exceed an amount equal to 25% of the aggregate original principal amount of the Loans. On the Maturity Date, or if earlier, the Termination Date, all remaining principal of the Loans outstanding shall be due and payable, together with all accrued and unpaid interest thereon.

                  (c) The Borrower shall execute and deliver to the Agent for each Bank to evidence the Loan made by each Bank, a promissory note (each, as the same may be amended, modified or extended from time to time, a "Note"), which shall be (i) dated the Closing Date; (ii) in the principal amount of such Bank's Commitment; and (iii) in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled. The outstanding principal balance of each Note shall be payable on the Maturity Date. Each Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the rate per annum determined as specified in Section 3, payable on each Interest Payment Date and at maturity, commencing with the first Interest Payment Date following the date of such Note.

                  (d) The Agent shall promptly notify each Bank which is a party hereto on the Closing Date of the applicable interest rate under Section
3.1. Each Bank shall, before 12:00 Noon (Toronto time) on the Closing Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Domestic Lending Office, in immediately available funds, its Pro Rata Percentage of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 8, on the Closing Date the Agent shall make the Borrowing available to the Borrower at its Domestic Lending Office in immediately available funds. Any deposit to the Borrower's demand deposit account by the Agent pursuant to a request (whether written or oral) believed by the Agent to be an authorized request by the Borrower for a Loan hereunder shall be deemed to be a Loan hereunder for all purposes with the same effect as if the Borrower had in fact requested the Agent to make such Loan.

                  2.2.     BORROWING PROCEDURE.

                  (a) The Borrowing of Loans by the Borrower hereunder shall be by way of a single Borrowing of C$62,000,000 on the Closing Date. Such Borrowing shall be made upon prior written notice from the Borrower to the Agent in the form of Exhibit B hereto (the "Notice of Borrowing") delivered to the Agent not later than 10:00 a.m. (Toronto time) at least three Business Day prior to the Closing Date. The Notice of Borrowing shall be irrevocable and shall specify (i) the amount of the proposed Borrowing and of each Loan comprising a part thereof (which shall be in an aggregate amount of not less than C$3,000,000 or an integral multiple of C$1,000,000 in excess thereof); (ii) the Borrowing Date (which shall be the Closing Date); (iii) the Interest Period with respect to each such Loan and the Expiration Date of each such Interest Period (provided, that there shall not be more than seven (7) Interest Periods in effect at any one time under this Agreement); and (iv) the demand deposit account of the Borrower as the Borrower shall notify to the Agent in its Notice of Borrowing with which the proceeds of the borrowing are to be deposited. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly upon its receipt of the Notice of Borrowing, the Agent shall deliver by telefacsimile a copy thereof to each Bank.

                  (b) Unless the Agent shall have received notice from a Bank (which must be received at least one Business Day prior to the Closing
Date) that such Bank will not make available to the Agent such Bank's Pro Rata Percentage of such Borrowing as and when required hereunder, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.1(c), and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Agent shall give notice to the Borrower of any notice the Agent receives under this Section 2.2(b), provided that the Agent shall not be liable for the failure to give such notice. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the rate determined by the Agent to be its costs of funds for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower by the next succeeding Business Day of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans.

                  (c) Each Loan shall be made as part of the Borrowing made on the Closing Date consisting of Loans made by the Banks ratably in accordance with their respective Commitments. The failure of any Bank to make any Loan to be made by it as part of the Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing; provided that the Commitments of the Banks are several and no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank on the date of Borrowing.

         3.       INTEREST RATE PROVISIONS

                  3.1.     INTEREST RATE DETERMINATION.

                  (a) Except as specified in Sections 3.2, 3.3, 3.4 and 3.5, the Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding, until maturity, at a rate per annum (calculated based on a year of 360 days in the case of the LIBO Rate, and a year of 365 or 366 days, as the case may be, in the case of any Canadian Prime Rate Loan, in each case for the actual days elapsed) as follows:

                  (i) The principal balance of the Loans from time to time outstanding shall bear interest at an annual rate equal to:

                           (A) with respect to any Eurodollar Loan, the lesser of, (y) the Adjusted LIBO Rate plus the Applicable Margin, with respect thereto or (z) the Highest Lawful Rate, from the first day to, but not including, the Expiration Date of the Interest Period then in effect with respect thereto;

                           (B) with respect to any Canadian Prime Rate Loan, the lesser of (y) the Canadian Prime Rate plus the Applicable Margin, with respect thereto or (z) the Highest Lawful Rate, from the first day to, but not including, the earlier of the Maturity Date or conversion to another Type of Loan;

                  (ii) The Borrower may, upon irrevocable written notice to the Agent in accordance with Section 3.1(a)(ii)(A), elect to continue (for the same or different Interest Period), as of the last day of the applicable Interest Period, any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof not less than C$3,000,000, or that is in an integral multiple of C$1,000,000 in excess thereof).

                           (A) To continue a Loan as provided in Section 3.1(a)(ii) the Borrower shall deliver a Notice of Rate Continuation in the form of Exhibit C hereto (a "Notice of Rate Continuation"), to be received by the Agent not later than 11:00 a.m. (Toronto time) at least (i) four Business Days in advance of the Continuation Date, specifying:

                                    (i)      the date on which such Loan was
                           made;

                                    (ii)     the interest rate then applicable
                           to such Loan;

                                    (iii)    the amount of such Loan;

                                    (iv)     the proposed Continuation Date;

                                    (v)      the aggregate amount of Loans to be
                           continued; and

                                    (vi)     the duration of the requested
                           Interest Period.

                           (B) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Borrower has failed to select a new Interest Period to be applicable to such Eurodollar Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 3.1(a)(ii), or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected an Interest Period of one month effective as of the expiration date of such Interest Period, and all conditions to such conversion shall be deemed to have been satisfied.

                           (C) The Agent will promptly notify each Bank of its receipt of a Notice of Rate Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                           (D) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Eurodollar Loan.

                  (iii)    Nothing contained herein shall authorize the Borrower
         (A) to convert any Loan into or continue any Loan as a Eurodollar Loan unless the Expiration Date of the Interest Period for such Loan occurs on or before the Maturity Date or (B) to continue or change the interest rates applicable to any Eurodollar Loan prior to the Expiration Date of the Interest Period with respect thereto.

                  (iv) Notwithstanding anything set forth herein to the contrary (other than Section 13.11), if a Default has occurred and is continuing, and upon written notice to the Borrower from the Agent, each outstanding Loan shall bear interest at a rate per annum which shall be equal to the lesser of (x) 2% above the interest rate otherwise applicable thereto or (y) the Highest Lawful Rate, which interest shall be due and payable on demand.

                  (b) The Canadian Prime Rate for each Canadian Prime Rate Loan shall be determined by the Agent on each day such Canadian Prime Rate Loan shall be outstanding, or if such day is not a Business Day, on the next succeeding Business Day. The LIBO Rate for the Interest Period for each Eurodollar Loan shall be determined by the Agent two (2) Business Days before the first day of such Interest Period.

                  (c) Each determination of an applicable interest rate by the Agent shall be conclusive and binding upon the Borrower and the Banks in the absence of manifest error.

                  3.2.     AVAILABILITY OF EURODOLLAR LOANS.

                  (a) In the case of a proposed continuation of Loans for an additional Interest Period pursuant to Section 3.1, the Banks shall be under no obligation to continue such Loans if the Agent has received notice from any of the Banks by 5:00 p.m. (Toronto time) three Business Days prior to the day of such continuation that such Bank cannot continue to provide Eurodollar Loans denominated in such Dollars, in which event the Agent will give notice to the Borrower not later than 9:00 a.m. (Toronto time) on the second Business Day prior to the requested date of such continuation that the continuation of such Eurodollar Loans is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrower that any such continuation of Eurodollar Loans is not then available, any Notice of Rate Change/Continuation with respect thereto shall be deemed withdrawn and such Eurodollar Loans shall be automatically converted into Canadian Prime Rate Loans with effect from the last day of the applicable Interest Period with respect to such Eurodollar Loans, and all conditions to such conversion shall be deemed to have been satisfied. The Agent will promptly notify the Borrower and the Banks of any such automatic conversion.

                  (b) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Eurodollar Loans shall be converted into Canadian Prime Rate Loans with effect from the last day of the Interest Period with respect to such Eurodollar Loans, and all conditions to such conversion shall be deemed to have been satisfied. The Agent will promptly notify the Borrower of any such conversion request.

                  3.3.     INCREASED COST AND REDUCED RETURN.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets, deposits with or for the account of, or credit extended by, any Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) shall impose on any Bank or the Canadian or United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Bank;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans (or of maintaining its obligation to make a Eurodollar Loan) or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement, in each case by an amount deemed material by such Bank, then the Borrower shall pay to such Bank such amount or amounts as will compensate such Bank for such increased cost or reduction, provided, that the Borrower will not be responsible for paying any amounts pursuant to this Section 3.3 accruing for a period greater than 180 days prior to the date that such Bank notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof

                  (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank such reduction, provided, that the Borrower will not be responsible for paying any amounts pursuant to this Section 3.3 accruing for a period greater than 180 days prior to the date that such Bank notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (c) Each Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation. Any Bank claiming compensation under this Section shall do so in good faith on a nondiscriminatory basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods. A certificate of a Bank setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank as specified in this Section 3.3 may be delivered to the Borrower and the Agent and shall be conclusive absent manifest error. The Borrower shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate within fifteen (15) days after its receipt of the same.

                  3.4. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate as applicable, for such Interest Period; or

                  (b) the Majority Banks determine (which determination shall be conclusive) and notify the Agent that the Adjusted LIBO Rate plus the Applicable Margin will not adequately and fairly reflect the cost to the Banks of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, (i) the Banks shall be under no obligation to make additional Loans of such Type, continue Loans of such Type, or to convert Loans of any other Type into Loans of such Type, (ii) the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or convert such Loans into another Type of Loan in accordance with the terms of this Agreement, (iii) any Notice of Rate Change/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (iv) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing. Each Bank will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the effects of this Section 3.4 and will not, in the judgment of such Bank, be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation.

                  3.5.     ILLEGALITY.

                  (a) If any Bank shall determine (which determination shall be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, regulation, guideline or order (in each case, introduced, changed or interpreted after the Closing Date) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Bank to make, continue or maintain any Eurodollar Loan as, or to convert any Loan into, a Eurodollar Loan, the obligations of the affected Bank to make, continue, maintain or convert any such Eurodollar Loans shall, on notice thereof from such Bank to the Borrower, upon such determination, forthwith be suspended until such Bank shall promptly notify the Agent and the Borrower that the circumstances causing such suspension no longer exist at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Upon receipt of such notice, the Borrower shall, upon demand from such Bank, convert all Eurodollar Loans from such Bank to Canadian Prime Loans, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurodollar Loans. Upon any such conversion, the Borrower shall also pay interest on the amount so converted. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall also pay to such Bank such amounts, if any, as may be required pursuant to Section 3.6.

                  (b) Each Bank will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the effects of this Section 3.5 and will not, in the judgment of such Bank, be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation.

                  (c) If the obligation of any Bank to make a Eurodollar Loan or to continue, or to convert Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.4 hereof, such Bank's Eurodollar Loans shall be converted into Canadian Prime Loans as provided above, and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 3.4 hereof that gave rise to such conversion no longer exist:

                  (i) to the extent that such Bank's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Canadian Prime Loans; and

                  (ii) all Loans that would otherwise be made or continued by such Bank as Eurodollar Loans shall be made or continued instead as Canadian Prime Loans, and all Loans of such Bank that would otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) Canadian Prime Loans.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.5 hereof that gave rise to the conversion of such Bank's Eurodollar Loans pursuant to this Section 3.5 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Canadian Prime Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

                  3.6. COMPENSATION. Upon the request of any Bank, the Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11) on a date other than the last day of the Interest Period for such Eurodollar Loan;

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 8 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement; or

                  (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a requirement by the Borrower pursuant to Section 3.7.

In the case of a Eurodollar Loan, such loss, cost or expense to any Bank shall be deemed to include an amount determined by such Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate plus the Applicable Margin that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Bank setting forth in reasonable detail any amount or amounts that such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

                  3.7. REPLACEMENT OF BANKS. If any Bank requests compensation under Sections 3.3 or 4.7, or if any Bank defaults in its obligation to fund Loans hereunder, or otherwise has given notice pursuant to Sections 3.2, 3.3, 3.4 or 3.5 (unless in each case the basis for such request or notice is generally applicable to all Banks), then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Agent within 90 days of such request or notice, if no Default or Event of Default exists, require such Bank to assign and delegate (in accordance with and subject to the restrictions contained in Section 13.10), all its interests, rights and obligations under this Agreement and the U.S. Revolving Credit Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld,
(ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the U.S. Revolving Credit Agreement, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 3.3 or 4.7, such assignment will result in a reduction in such compensation or payments. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  3.8. SURVIVAL. The agreements contained in Article 3 shall survive the termination of this Agreement and the payment in full of the Obligations for a period of 180 days thereafter.

                  3.9. AVAILABILITY OF CANADIAN PRIME RATE LOANS. It is understood and agreed that the Canadian Prime Rate is not an interest rate option voluntarily available to the Borrower hereunder, but is instead an alternative "fall-back" rate available only under the conditions specified in this Agreement.

                  3.10. YEARLY RATE. Whenever interest hereunder is by the terms hereof to be calculated on the basis of a year of 360 days (or 365 days during a year of 366 days), the rate of interest applicable under this Agreement to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so calculated multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by 360 (or 365).

         4.       PREPAYMENTS AND OTHER PAYMENTS.

                  4.1.     [INTENTIONALLY OMITTED]

                  4.2.     [INTENTIONALLY OMITTED]

                  4.3. OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part; provided, that each partial prepayment (i) of any Eurodollar Loans shall be in an aggregate principal amount of at least C$1,000,000 or an integral multiple of C$500,000 in excess thereof, and (ii) of any Canadian Prime Rate Loans shall be in an aggregate principal amount of at least C$500,000 or an integral multiple of C$100,000 in excess thereof, in each case, together with interest accrued thereon to the date of such prepayment and all amounts due, if any, under Section 3.6. Any prepayment shall be applied to reduce the remaining scheduled installments in inverse order of maturity.

                  4.4. NOTICE OF PAYMENTS. The Borrower shall give the Agent at least three (3) Business Days' prior written notice of each prepayment proposed to be made by it pursuant to Section 4.3, specifying the principal amount of the Loans to be prepaid, the prepayment date and the account of the Borrower to be charged if such prepayment is to be so effected. Notice of such prepayment having been given, the principal amount of the Loans specified in such notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date. If the Borrower pays or prepays any Eurodollar Loan prior to the end of the Interest Period applicable thereto, such payment shall be subject to Section 3.6.

                  4.5.     PLACE OF PAYMENT OR PREPAYMENT

                  (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. All payments and prepayments made in accordance with the provisions of this Agreement in respect of commitment fees or of principal or interest shall be made to the Agent, for the account of the relevant Bank, to an account identified by the Agent to the Borrower, no later than 12:00 Noon (Toronto time) in immediately available funds. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make any payment due hereunder in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the rate determined by the Agent to be its costs of funds. If and to the extent that the Agent receives any payment or prepayment from the Borrower and fails to distribute such payment or prepayment to the Banks ratably on the basis of their respective Pro Rata Percentage on the day the Agent receives such payment or prepayment, and such distribution shall not be so made by the Agent in full on the required day, the Agent shall pay to each Bank such Bank's Pro Rata Percentage thereof together with interest thereon at the Overnight Rate for each day from the date such amount is paid to the Agent by the Borrower until the date the Agent pays such amount to such Bank. Notwithstanding the Agent's failure to so distribute any such payment, as between the Borrower and the Banks, such payment shall be deemed received and collected.

                  (b) The Agent shall not be liable to the Borrower or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in Dollars to the account with the bank in the principal financial center which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this paragraph (b), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures or such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of Dollars.

                  4.6. NO PREPAYMENT PREMIUM OR PENALTY. Each prepayment pursuant to Section 4.3 shall be without premium or penalty.

                  4.7.     TAXES.

                  (a) Subject to Section 13.11, any and all payments by the Borrower hereunder or under any other Loan Document to or for the account of any Bank or the Agent shall be made free and clear of and without deduction for any and all present or future (i) taxes, deductions, charges or withholdings, and all liabilities with respect thereto, including, without limitation, such taxes, deductions, charges, withholdings or liabilities whatsoever, excluding, in the case of each Bank and Agent, taxes imposed on its overall net income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its overall net income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof and, in the case of each Bank and Agent, taxes imposed by reason of such Bank or Agent, for the purposes of the Income Tax Act (Canada), not dealing at arm's length with the Borrower, being a resident of or deemed resident in Canada, being a non-resident insurer carrying on an insurance business in Canada and elsewhere, or carrying on business in Canada, determined otherwise than solely on the basis of entering into any Loan Document to which it is a party or consummating or performing the transactions contemplated thereby or in order to exercise the rights purported to be granted thereto under the Loan Documents or receiving payments thereunder (all such non-excluded taxes, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and (ii) Other Taxes. In the case of a Bank that is a domestic corporation, within the meaning of Section 7701 of the Code, the taxes that are imposed by the United States of America and that are identified in the preceding sentence are the taxes that are imposed by Section 11, Section 55 and
Section 59A of the Code, or by any comparable provision of future law. Subject to Section 13.11 hereof, if the Borrower shall be required by Law to deduct any Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.7) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law and (iv) the Borrower shall confirm that all applicable Taxes and Other Taxes, if any, imposed on it by virtue of the transactions under this Agreement have been properly and legally paid by it to the appropriate taxation authority or other authority by sending official tax receipts or certified copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax.

                  (b) In addition, subject to Section 13.11 hereof, the Borrower agrees to pay any present or future stamp or documentary taxes, value added taxes, excise or property taxes, or similar taxes, charges or levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) SUBJECT TO SECTION 13.11 HEREOF, THE BORROWER WILL INDEMNIFY EACH BANK AND AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.7) PAID BY SUCH BANK OR AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY BANK) (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. THIS INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS FROM THE DATE SUCH BANK OR AGENT (AS THE CASE MAY BE) MAKES WRITTEN DEMAND THEREFOR.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States (a "Foreign Bank"), on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 EC1, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Bank has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 4.7(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 4.7 with respect to Taxes imposed by the United States in excess of the amount of Taxes that would have been imposed had such Bank provided the appropriate form; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.7, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                  (g) Within thirty (30) days after the date of any deduction of taxes, deductions, charges or withholdings from any payments by the Borrower hereunder or under any other Loan Document, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing the payment by the Borrower to the appropriate taxation authority or other authority of the amount so deducted.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 4.7 shall survive the payment in full of principal and interest hereunder.

                  4.8. PAYMENTS ON BUSINESS DAY. Whenever any payment or prepayment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         5.       [INTENTIONALLY OMITTED]

         6.       APPLICATION OF PROCEEDS

                  The Borrower agrees that the proceeds of the Loans shall be used for (i) Acquisitions permitted under Section 10.13, (ii) the repayment in full of the Existing Credit Agreement, and (iii) general corporate purposes and working capital needs.

         7.       REPRESENTATIONS AND WARRANTIES

                  The Parent represents and warrants that:

                  7.1. ORGANIZATION AND QUALIFICATION. The Parent and each Restricted Subsidiary (a) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) has the power and authority to own its properties and to carry on its business as now conducted; and (c) is duly qualified to do business and is in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect.

                  7.2. FINANCIAL STATEMENTS. The Parent has furnished the Banks with its audited consolidated financial statements for the Fiscal Years 2000 and 2001 and its unaudited consolidated financial statements for the fiscal quarters ended April 4, 2002, August 3, 2002 and November 2, 2002, certified by its chief financial officer, including balance sheets, income and cash flow statements. The statements described above have been prepared in conformity with GAAP. The statements described above fully and fairly present the consolidated financial condition of the Parent and its Subsidiaries and the results of their operations as at the dates and for the periods indicated. As of the Closing Date, there has been no event since February 2, 2002 which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there exists no material contingent liabilities or obligations, unusual long-term commitments or unrealized losses of the Parent or any of its Subsidiaries which are not fully disclosed in such financial statements or disclosed by the Parent to the Agent in writing.

                  7.3. LITIGATION. There is no action, suit or proceeding pending (or, to the best knowledge of the Parent, threatened) against the Parent or any Subsidiary thereof before any court, administrative agency or arbitrator
(i) which could reasonably be expected to have a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

                  7.4. DEFAULT. Neither the Parent nor any Subsidiary thereof is in default under or in violation of (i) the provisions of any instrument evidencing any Debt or of any agreement relating thereto or (ii) any judgment, order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority, in each case which default or violation could reasonably be expected to have a Material Adverse Effect. There is in effect no waiver or waivers with respect to any loan agreement, indenture, mortgage, security agreement, lease or other agreement or obligation to which the Parent or any Restricted Subsidiary thereof is a party which is limited as to duration or is subject to the fulfillment of any condition which if not in effect could reasonably be expected to have a Material Adverse Effect.

                  7.5. TITLE TO PROPERTIES. The Parent and each Restricted Subsidiary have good and indefeasible title to, or valid leasehold interests in, its respective material real and personal Properties, in each case, purported to be owned or leased by it, as the case may be, free of any Liens except those permitted in Section 10.1. All Leases necessary for the conduct of the business of the Parent and each Restricted Subsidiary are valid and subsisting and are in full force and effect. Each of the Parent and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent and its Restricted Subsidiaries does not infringe upon the rights of any Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  7.6. PAYMENT OF TAXES. The Parent and each Subsidiary thereof has filed or caused to be filed all federal, state, provincial and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with GAAP in the manner required by
Section 9.10.

                  7.7. CONFLICTING OR ADVERSE AGREEMENTS OR RESTRICTIONS. Neither Parent nor any Subsidiary thereof is a party to any contract or agreement or subject to any restriction which could reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by Parent or any Subsidiary of the Loan Documents to which it is a party nor the consummation by it of the transactions contemplated thereby nor its fulfillment and compliance with the respective terms, conditions and provisions thereof will (i) result in a breach of, or constitute a default under, the provisions of (a) any order, writ, injunction or decree of any court which is applicable to it or (b) any material contract or agreement to which it is a party or by which it is bound, (ii) result in or require the creation or imposition of any Lien on any of its property pursuant to the express provisions of any material agreement to which it is a party or (iii) result in any violation by it of (a) its charter, bylaws or other organizational documents or (b) any Law or regulation of any Governmental Authority applicable to it.

                  7.8. AUTHORIZATION, VALIDITY, ETC. The Parent and each Subsidiary thereof has the power and authority to make, execute, deliver and carry out the Loan Documents to which it is a party and the transactions contemplated therein and to perform its obligations thereunder and all such action has been duly authorized by all necessary proceedings on its part. The Loan Documents to which it is a party have been duly and validly executed and delivered by the Parent and each Subsidiary thereof and constitute valid and legally binding agreements of the Borrower and each Subsidiary thereof enforceable in accordance with their respective terms, except as limited by Debtor Laws.

                  7.9. INVESTMENT COMPANY ACT NOT APPLICABLE. Neither Parent nor any Subsidiary thereof is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  7.10. PUBLIC UTILITY HOLDING COMPANY ACT NOT APPLICABLE. Neither Parent nor any Subsidiary thereof is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", or a "public utility", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  7.11. MARGIN STOCK. Neither the Parent nor any Subsidiary thereof is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used
(a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Debt which was originally incurred to purchase or carry any such Margin Stock;
(c) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or X; or (d) to acquire any security of any Person who is subject to Sections 13 and 14 of the Securities Exchange Act. After applying the proceeds of each Loan, not more than twenty-five percent (25%) of the value (as determined in accordance with Regulation U) of the Parent's assets is represented by Margin Stock. Neither the Parent nor any Subsidiary thereof, nor any Person acting on behalf of the Parent or any Subsidiary, has taken or will take any action which might cause any Loan Document to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System.

                  7.12. ERISA; CANADIAN BENEFIT AND PENSION PLANS. Neither the Parent nor any ERISA Affiliate has ever established, maintained, contributed to or been obligated to contribute to, and neither the Parent and each ERISA Affiliate nor any ERISA Affiliate has any liability or obligation with respect to any PBGC Plan, Multiemployer Plan or Multiple Employer Plan. Neither the Parent nor any ERISA Affiliate has any present intention to establish a PBGC Plan, a Multiemployer Plan or a Multiple Employer Plan. Neither the Parent nor any ERISA Affiliate has ever established, maintained, contributed to or been obligated to contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA). The Parent and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to each Plan, including the fiduciary provisions thereof, and each Plan is, and has been, maintained in compliance in all material respects with ERISA and, where applicable, the Code. Full payment when due has (and, on the Closing Date will have) been made of all amounts which the Parent and each ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

                  All obligations of the Parent, Borrower and each of their Subsidiaries under each Canadian Pension Plan and Canadian Benefit Plan have been performed in accordance with the terms thereof and any requirement of applicable Law (including, without limitation, the Income Tax Act (Canada) and the Supplemental Pension Plan Act (Quebec)), except where the failure to so perform would not reasonably be expected to result in a Material Adverse Effect. No Canadian Pension Plan has any unfunded liabilities which would reasonably be expected to have a Material Adverse Effect.

                  7.13. FULL DISCLOSURE. All information heretofore or contemporaneously furnished by or on behalf of the Parent or any Subsidiary thereof in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is (including, without limitation, the Information Memorandum) and all other such information hereafter furnished by or on behalf of the Parent or any Subsidiary thereof in writing to the Agent or any Bank will be, (a) true and accurate in all material respects on the date as of which such information is dated or certified and (b) taken as a whole with all such written information provided to the Agent or any Bank, not incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided; provided, that, with respect to projected financial information, the Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to the Parent or any Subsidiary which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other written documents, information or certificates furnished to the Agent and the Banks for use in connection with the transactions contemplated hereby.

                  7.14.    ENVIRONMENTAL MATTERS

                  (a) Neither the Parent nor any Subsidiary thereof (i) has received any summons, citation, directive, letter, notice or other form of communication, or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which would individually, or in the aggregate, have a Material Adverse Effect arising in connection with (A) any noncompliance with, or violation of, the requirements of any

Environmental Protection Statute; (B) the release, or threatened release, of any Hazardous Materials into the environment; or (C) the existence of any Environmental Lien on any Property of the Parent or any Subsidiary; or (ii) has any actual or, to its knowledge, threatened liability to any Person under any Environmental Protection Statute which would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The Parent and each Subsidiary thereof has obtained all consents, licenses or permits which are required under all Environmental Protection Statutes (including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials), except to the extent that failure to have or obtain any such consent, license or permit does not have a Material Adverse Effect. The Parent and each Subsidiary thereof is in compliance with all terms and conditions of the consents, licenses or permits required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that failure to comply does not have a Material Adverse Effect.

                  7.15. PERMITS AND LICENSES. All material permits, licenses and other Governmental Approvals necessary for the Parent and its Restricted Subsidiaries to carry on their respective businesses have been obtained and are in full force and effect and neither the Parent nor any Subsidiary is in material breach of the foregoing. The Parent and each Restricted Subsidiary thereof own, or possess adequate licenses or other valid rights to use, all trademarks, trade names, service marks, copyrights, patents and applications therefore which are material to the conduct of the business, operations or financial condition of the Parent or such Restricted Subsidiary.

                  7.16. SOLVENCY. As of the Closing Date, upon giving effect to the execution and delivery of the Loan Documents by each party thereto, the following are true and correct:

                  (a) The fair saleable value of the assets of the Parent and each Subsidiary exceeds the amount that will be required to be paid on, or in respect of, the existing debts and other liabilities (including, without limitation, pending or overtly threatened litigation in reasonably foreseeable amounts in excess of effective insurance coverage and all other contingent liabilities) of the Parent and each Subsidiary as they mature;

                  (b) The assets of the Parent and each Subsidiary do not constitute unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs, taking into account the particular capital requirements of the business conducted by it, and reasonably projected capital requirements and capital availability thereof;

                  (c) Neither the Parent, nor any Subsidiary, intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash reasonably expected to be received by the Parent and such Subsidiary, as the case may be, and of amounts reasonably expected to be payable on or in respect of debt of the Borrower and such Subsidiary, as the case may be); and

                  (d) With respect to the Borrower and any other Subsidiary of the Parent incorporated or having property in Canada (i) the property of each such Person is, at a fair valuation, sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) each such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iii) each such Person is not for any reason unable to meet its obligations as they generally become due.

                  7.17. CAPITAL STRUCTURE. As of the Closing Date, the Parent owns the percentage of all classes of Capital Stock of each Subsidiary and the ownership of each such Subsidiary and the ownership of Parent as of the date hereof is as set forth on Schedule 7.17 attached hereto. Except for the Subsidiaries described on Schedule 7.17 or as otherwise notified to the Agent in writing pursuant to Section 9.1(i), the Parent has no other Subsidiaries. As of the Closing Date, Parent has no partnership or joint venture interests in any other Person except as set forth in Schedule 7.17. All of the issued and outstanding shares of Capital Stock of the Parent and each Subsidiary are fully paid and nonassessable and, except as created by the Pledge Agreements are free and clear of any Lien. As of the Closing Date, each Non-Guaranteeing Restricted Subsidiary is set forth on Schedule 7.17.

                  7.18. INSURANCE. The Parent and each Subsidiary maintain insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar business and which are similarly situated ("Similar Businesses") with financially sound and reputable insurance companies and associations (or as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on), and in such amounts as such insurance is usually carried by Similar Businesses. Schedule 7.18 sets forth a description of all insurance maintained by or on behalf of the Parent and its Subsidiaries as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance which are then due and payable have been paid except for such premiums as are subject to good faith dispute and the coverage of which remains in force, except as to trivial and insignificant coverage scope.

                  7.19. COMPLIANCE WITH LAWS. The business and operations of the Parent and each Restricted Subsidiary as conducted at all times have been and are in compliance in all respects with all applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  7.20. NO CONSENT. Except to the extent the same has already been obtained, no authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution, delivery and performance by the Parent or any Subsidiary thereof of this Agreement or any other Loan Document to which it is a party, the borrowings hereunder as contemplated herein, or the effectuation of the transactions contemplated under any Loan Document to which it is a party.

         8.       CONDITIONS.

                  8.1. CLOSING DATE. The obligations of the Banks to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 13.18):

                  (a) Approvals. The Borrower shall have obtained all orders, approvals or consents of all Persons required for the execution, delivery and performance by the Parent, the Borrower and each Subsidiary of each Loan Document to which it is a party.

                  (b) Compliance with Law. The business and operations of the Parent, the Borrower and each Subsidiary as conducted at all times relevant to the transactions contemplated by this Agreement to and including the close of business on the Closing Date shall have been and shall be in compliance (other than any failure to be in compliance that could not reasonably be expected to result in a Material Adverse Effect) with all applicable Laws. No Law shall prohibit the transactions contemplated by the Loan Documents. No order, judgment or decree of any Governmental Authority, and no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Parent, the Borrower or any Subsidiary, shall exist that could reasonably be expected to have a Material Adverse Effect.

                  (c) Officer's Certificate. On the Closing Date, the Agent shall have received a certificate dated the Closing Date of a Responsible Officer of the Parent (with a copy thereof for each Bank) certifying that (i) there has not occurred a material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries or in the facts and information regarding such Persons as represented in the Parent's most recent annual audited financial statements dated February 2, 2002, (ii) the Parent and its Restricted Subsidiaries are in compliance with all existing financial obligations, (iii) no Default or Event of Default shall have occurred and be continuing, and (iv) the representations and warranties of the Parent and each Restricted Subsidiary contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date, in which case they shall be true and correct as of such date) shall be true and correct on and as of the Closing Date.

                  (d) Insurance. On the Closing Date, the Agent shall have received all such information as the Agent shall reasonably request concerning the insurance maintained by the Parent and each Subsidiary.

                  (e) Payment of Expenses. Payment of the reasonable expenses of, or incurred by, the Agent and counsel, to the extent billed as of the Closing Date, to and including the Closing Date in connection with the negotiation and closing of the transactions contemplated herein.

                  (f)      [Intentionally omitted].

                  (g) U.S. Revolving Credit Agreement. The conditions set forth in Section 8.1 of the U.S. Revolving Credit Agreement shall be satisfied (or waived pursuant to the terms thereof), which agreement shall be on terms and conditions reasonably satisfactory to the Banks.

                  (h) Existing Credit Agreement. Contemporaneous with, and with the initial use of the proceeds from, the Borrowing, the Borrower shall have terminated and repaid in full the Existing Credit Agreement.

                  (i) Required Documents and Certificates. On the Closing Date, the Banks shall have received the following, in each case in form, scope and substance satisfactory to the Banks:

                           (i) this Agreement executed and delivered on behalf of each party hereto;

                           (ii)     the Notes;

                           (iii) the Parent Guaranty, executed and delivered by the Parent;

                           (iv) the Guaranty, executed and delivered by each Restricted Subsidiary (other than any Non-Guaranteeing Restricted Subsidiary, Moores The Suit People U.S., Inc. and Chelsea Market Systems LLC) existing as of the Closing Date;

                           (v) the Pledge Agreement, executed and delivered on behalf of each party thereto, together with (y) any certificates representing all shares of such stock so pledged and for each such certificate a stock power executed in blank and (z) any instruments evidencing Debt so pledged;

                           (vi) an Officer's Certificate from the Parent, each Affiliate Guarantor and each Pledgor dated as of the Closing Date certifying, inter alia, (A) Articles of Incorporation or Bylaws (or equivalent corporate documents), as amended and in effect of such Person; (B) resolutions duly adopted by the Board of Directors of such Person authorizing the transactions contemplated by the Loan Documents to which it is a party and (C) the incumbency and specimen signatures of the officers of such Person executing documents on its behalf;

                           (vii) a certificate from the appropriate public official of each jurisdiction in which the Parent and each Subsidiary is organized as to the continued existence and good standing of such Person;

                           (viii) a certificate from the appropriate public official of each jurisdiction in which the Parent and each Subsidiary is authorized and qualified to do business as to the due qualification and good standing of such Person, where failure to be so qualified or certified is reasonably likely to have a Material Adverse Effect;

                           (ix) legal opinions in form, substance and scope satisfactory to the Agent from counsel for, and issued upon the express instructions of, the Parent, the

                  Borrower, the Pledgors and the Affiliate Guarantors;

                           (x) certified copies of Requests for Information of Copies (Form UCC-11), or equivalent reports, for each Canadian Province, the States of Delaware, Texas and California, each Canadian Province listing all effective financing statements which name the Parent and each Subsidiary (under its present name, any trade names and any previous names) as debtor and which are filed, together with copies of all such financing statements;

                           (xi) the Intercreditor Agreement, duly executed and delivered by the parties thereto;

                           (xii)    the financial statements referred to in
                  Section 7.2; and

                           (xiii) any other documents reasonably requested by the Agent prior to the Closing Date.

                  In addition, as of the Closing Date, all legal matters incident to the transactions herein contemplated shall be satisfactory to the Agent and the Banks.

                  The Agent shall notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Banks to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 13.18) at or prior to 3:00 p.m., Toronto time, on January 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  8.2. CONDITIONS TO EACH LOAN. The obligation of the Banks to make and continue each Loan is subject to the following conditions:

                  (a) Representations True and No Defaults. (i) The representations and warranties of the Parent and each Subsidiary contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date, in which case they shall be true and correct as of such date) shall be true and correct on and as of the particular Borrowing Date or the applicable Continuation Date as though made on and as of such date; (ii) no event has occurred since the date of the most recent financial statements delivered pursuant to Section 9.1(a) (or in the case of a Borrowing prior to the delivery of such statements, February 4, 2002), that has caused or could reasonably be expected to cause a Material Adverse Effect; and (iii) no Event of Default or Default shall have occurred and be continuing or result therefrom.

                  (b) Borrowing Documents. On the Borrowing Date, the Agent shall have received a Notice of Borrowing in respect of the Loans delivered in accordance with Section 2.2.

                  (c) Continuation Documents. On each Continuation Date, the Agent shall have received a Notice of Rate Continuation.

         9.       AFFIRMATIVE COVENANTS

                  The Parent covenants and agrees that, so long as any Loan shall remain unpaid, or any Bank shall have any Commitment hereunder, the Parent will:

                  9.1. REPORTING AND NOTICE REQUIREMENTS. Furnish to the Agent (with a copy for each Bank) for delivery to the Banks:

                  (a) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Parent (excluding the fourth quarter), consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and consolidated statements of earnings, shareholders' equity and cash flow of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year of the Parent and ending with the end of such fiscal quarter, setting forth in each case in comparative form corresponding consolidated figures for the corresponding period in the immediately preceding Fiscal Year of the Parent, all in reasonable detail and certified by a Responsible Officer as presenting fairly the consolidated financial position of the Parent and its Subsidiaries as of the date indicated and the results of their operations for the period indicated in conformity with GAAP, consistently applied, subject to changes resulting from year-end audit adjustments.

                  (b) Annual Financial Statements. As soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year of the Parent, audited consolidated statements of earnings, shareholders' equity and cash flow of the Parent and its Subsidiaries for such Fiscal Year, and audited consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case in comparative form corresponding consolidated figures for the immediately preceding year, all in reasonable detail and satisfactory in form, substance, and scope to the Agent, together with the unqualified opinion of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Parent stating that such financial statements fairly present the consolidated financial position of the Parent and its Subsidiaries as of the date indicated and the consolidated results of their operations and cash flow for the period indicated in conformity with GAAP, consistently applied (except for such inconsistencies which may be disclosed in such report), and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                  (c) Consolidated Statements. In the event that the Parent or any of its Restricted Subsidiaries have made an Investment in an Unrestricted Subsidiary and such Investment continues to be outstanding, consolidated financial statements (balance sheets, statements of earnings, shareholders' equity and cash flow) of the Parent and Restricted Subsidiaries. The consolidated financial statements referred to in this Section 9.1(c) will be provided within the time frame specified in Section 9.1(a) or 9.1(b), as appropriate, but will not be subject to audit and will not include customary footnotes.

                  (d) Compliance Certificate. Together with the delivery of any information required by Subsection (a) and Subsection (b) of this
         Section 9.1, a certificate in the form of Exhibit D hereto signed by a Responsible Officer of the Parent, (i) stating that there exists no Event of Default or Default, or if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof, and what action the Parent proposes to take with respect thereto; and
         (ii) setting forth such schedules, computations and other information as may be required to demonstrate that the Parent is in compliance with its covenants in Sections 10.2, 10.3, 10.5, 10.13 and 10.14 hereof.

                  (e) Notice of Default. Promptly after any Responsible Officer or the Corporate Controller of the Parent or the Borrower knows or has reason to know that any Default or Event of Default has occurred, a written statement of a Responsible Officer of the Parent setting forth the details of such event and the action which the Parent has taken or proposes to take with respect thereto.

                  (f) Notice of Litigation. Promptly after any Responsible Officer or the Corporate Controller of the Parent or of any Subsidiary obtaining knowledge of the commencement thereof, notice of any litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature which involves the reasonable possibility of any judgment or liability which could have a Material Adverse Effect and which notice does not require a waiver of the attorney-client privilege in respect of such litigation, proceeding or investigation, and upon request by the Agent or any Bank, details regarding such litigation which are satisfactory to the Agent or such Bank.

                  (g) Securities Filings. Promptly after the sending or filing thereof and in any event within fifteen (15) days thereof, copies of all reports which the Parent sends to any of its security holders, and copies of all reports (including each regular and periodic report (excluding registration statements on Form S-8)) and each registration statement or prospectus, which the Parent or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange.

                  (h) ERISA Notices, Information and Compliance. The Parent will, and will cause each of its ERISA Affiliates to deliver to the Agent, as soon as possible and in any event within ten (10) days after the Parent or any of its ERISA Affiliates knows of the occurrence of any of the following, a certificate of the chief financial officer of the Parent (or, if applicable, of the ERISA Affiliate) setting forth the details as to such occurrence and the action, if any, which the Parent or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed with or by the Parent, an ERISA Affiliate, the PBGC or plan administrator with respect thereto:

                           (i) the establishment or adoption of any PBGC Plan, Multiemployer Plan or Multiple Employer Plan by the Parent or any ERISA Affiliate on or after the Effective Date (a "Future Plan");

                           (ii) the occurrence of an ERISA Event with respect to any Future Plan;

                           (iii) the existence of an accumulated funding deficiency (within the meaning of Section 302 of ERISA) with respect to any Future Plan as determined as of the end of each Fiscal Year of the Future Plan;

                           (iv)     the making of an application to the
                  Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or extension of any amortization period under
                  Section 412 of the Code with respect to any Future Plan;

                           (v)      the institution of a proceeding pursuant to
                  Section 515 of ERISA to collect delinquent contributions from the Parent or an ERISA Affiliate with respect to a Future Plan;

                           (vi)     the occurrence of any "prohibited
                  transaction" as described in Section 406 of ERISA or in
                  Section 4975 of the Code, in connection with any Plan or any trust created thereunder; or

                           (vii) the failure to pay when due all amounts that the Parent or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as a contribution to such Plan.

                  Upon written request of the Agent, the Parent will and will cause its ERISA Affiliates to obtain and deliver to the Agent, as soon as possible and in any event within ten (10) days from receipt of the request, a complete copy of the most recent annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service and copies of any other reports or notices which the Parent or an ERISA Affiliate files with the Internal Revenue Service, PBGC or the United States Department of Labor or which the Parent or an ERISA Affiliate receives from such Governmental Authority.

                  (i) Notice of Canadian Benefit and Pension Plans. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to deliver to the Agent, as soon as possible and in any event within ten (10) days after it knows of the occurrence of any of the following, a certificate of the chief financial officer of the Parent, Borrower or Subsidiary, as applicable, setting forth the details of such occurrence and the action, if any, the Parent, Borrower or Subsidiary, as applicable, is required or proposes to take:

                           (i) the establishment or adoption of any Canadian Pension Plan or Canadian Benefit Plan by the Parent, Borrower or any of their Subsidiaries on or after the Effective Date;

                           (ii) the failure to pay when due all amounts that are required to be paid under the terms of any Canadian Pension Plan; or

                           (iii) the institution of any proceeding or notice of any proposal to make an order in respect of any Canadian Pension Plan by any Governmental Authority.

                  (j) Notice of New Subsidiaries. Within ten (10) days after the formation or acquisition of any Subsidiary of the Parent, a certificate of a Responsible Officer of the Parent notifying the Agent of such event.

                  (k) Notice of Material Adverse Effect. Promptly after any Responsible Officer or the Corporate Controller of the Parent or the Borrower knows or has reason to know of the occurrence of any action or event which may cause a Material Adverse Effect, a written statement of the Responsible Officer of the Parent setting forth the details of such action or event and the action which the Parent has taken or proposes to take with respect thereto.

                  (l) Other Information. Such other information respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

                  9.2.     CORPORATE EXISTENCE. Except as otherwise permitted by
Section 10.4, remain, and cause each Restricted Subsidiary to remain, (i) a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with the power to own its properties and to carry on its business; and (ii) duly qualified to do business and in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect.

                  9.3. BOOKS AND RECORDS. Maintain, and cause each Subsidiary to maintain, complete and accurate books of record and account in accordance with sound accounting practices in which true, full and correct entries will be made of all its dealings and business affairs.

                  9.4. INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance of such types as Similar Businesses with financially sound and reputable insurance companies and associations (or as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on), including without limitation public liability insurance, casualty insurance against loss or damage to its Properties, assets and businesses now owned or hereafter acquired, and business interruption insurance, and in such amounts as such insurance is usually carried by Similar Businesses.

                  9.5. RIGHT OF INSPECTION. In each case subject to the last sentence of this Section 9.5, from time to time during regular business hours upon reasonable notice to the Parent and at no cost to the Parent (unless a Default or Event of Default shall have occurred and be continuing at such time) permit, and cause each Subsidiary to permit, any officer, or employee of, or agent designated by, the Agent or any Bank to visit and inspect any of the Properties of the Parent or any Subsidiary, examine the Parent's or such Subsidiary's corporate books or financial records, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Parent or any Subsidiary with the Parent's or such Subsidiary's officers or certified public accountants (subject to the agreement of such accountants), all as often as the Agent or any Bank may reasonably desire. At the request of the Agent, the Parent will use its best efforts to assure that its certified public accountants agree to meet with the Banks to discuss such matters related to the affairs, finances and accounts of the Parent or any Subsidiary as they may request; provided that a representative of the Parent and/or the Borrower shall be present during any such discussions with such certified public accountants. Each of the foregoing inspections shall be made subject to compliance with applicable safety standards and the same conditions applicable to Parent or any Restricted Subsidiary in respect of property of that Parent or any Restricted Subsidiary on the premises of Persons other than Parent or any Restricted Subsidiary, and all information, books and records furnished or requested to be furnished, or of which copies, photocopies or photographs are made or requested to be made, all information to be investigated or verified and all discussions conducted with any officer, employee or representative of Parent or any Restricted Subsidiary shall be subject to any applicable attorney-client privilege exceptions which Parent or any Restricted Subsidiary determines is reasonably necessary and compliance with conditions to disclosures under non-disclosure agreements between any Parent or any Restricted Subsidiary and Persons other than Parent or any Restricted Subsidiary and the express undertaking of each Person acting at the direction of or on behalf of any Bank or Agent to be bound by the confidentiality provisions of Section 13.21 of this Agreement.

                  9.6. MAINTENANCE OF PROPERTY. At all times maintain, preserve, protect and keep, and cause each Restricted Subsidiary to at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its Property in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time, will make, or cause to be made, all repairs, renewals, replacements, extensions, additions, betterments and improvements to its Property as are appropriate, so that each of (a) (i) the Parent and (ii) the Parent and its Restricted Subsidiaries, taken as a whole, maintain their current line of business, and (b) the business carried on in connection therewith may be conducted properly and efficiently at all times.

                  9.7. GUARANTEES OF CERTAIN RESTRICTED SUBSIDIARIES; PLEDGE AGREEMENTS.

                  (a) Immediately upon the designation, formation or acquisition of any Restricted Subsidiary (and until designated an Unrestricted Subsidiary in accordance with the terms hereof), cause such Restricted Subsidiary to provide to the Agent for the benefit of the Banks a guaranty of the obligations of the Borrower under this Agreement which shall be in the form of the guaranty supplement which is set forth as Exhibit A to the Guaranty Agreement attached hereto as Exhibit F (each, as amended from time to time, a "Guaranty"), together with written evidence satisfactory to Agent and its counsel that such Restricted Subsidiary has taken all corporate and other action and obtained all consents necessary to duly approve and authorize its execution, delivery and performance of the Guaranty, any other documents which it is required to execute, and an opinion of counsel to such Restricted Subsidiary in form, scope and substance acceptable to the Agent; provided, however, any Subsidiary organized under the laws of any jurisdiction other than a jurisdiction located in the United States of America (unless treated as a U.S. taxpayer under Section 7701 of the Code and the regulations issued thereunder, or any successor provisions) shall not be required to execute and deliver a Guaranty (any such Restricted Subsidiary (including, without limitation, the Borrower) herein referred to as a "Non-Guaranteeing Restricted Subsidiary").

                  (b) Immediately upon the designation, formation or acquisition of any Restricted Subsidiary (and until designated an Unrestricted Subsidiary in accordance with the terms hereof) the Parent and any Restricted Subsidiary which owns any Capital Stock in or Debt of such Restricted Subsidiary will execute and deliver a Pledge Agreement which shall be in the form of the supplement which is set forth as Annex-1 to the Pledge Agreement attached hereto as Exhibit G (as amended from time to time, the "Pledge Agreement") pursuant to which such Capital Stock and Debt shall be

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

pledged as a lien to secure the Obligations which shall be a first priority lien except for liens permitted by Section 10.1(i) (except that, if such Restricted Subsidiary is formed in a jurisdiction outside the United States, such Capital Stock of such Restricted Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Restricted Subsidiary). Notwithstanding the foregoing, it is agreed that the Capital Stock of the Borrower shall not be required to be so pledged. Together with the foregoing, each Pledgor shall deliver to the Agent written evidence satisfactory to the Agent and its counsel that such Pledgor has taken all corporate and other action and obtained all consents necessary to duly approve and authorize its execution, delivery and performance of the Pledge Agreement, any other documents which it is required to execute, and an opinion of counsel to such Pledgor in form, scope and substance reasonably acceptable to the Agent.

                  (c) It is agreed and understood that the agreement of the Parent under this Section 9.7 to cause any such Restricted Subsidiary to provide to the Agent for the benefit of the Banks a Guaranty and to cause the Capital Stock and Debt of such Restricted Subsidiary to be pledged as security for the Obligations is a condition precedent to the making of the Loans pursuant to this Agreement and that the entry into this Agreement by the Banks constitutes good and adequate consideration for the provision of such Guaranty and Pledge Agreement.

                  (d) The Parent represents and warrants that Moores The Suit People U.S., Inc. and Chelsea Market Systems LLC are each a de minimis Subsidiary, and therefore it is agreed that such Subsidiaries shall be Restricted Subsidiaries but shall not be required to execute a Guaranty, nor shall the Capital Stock or Debt thereof be required to be pledged, as of the Closing Date. If there is a substantial increase in the net worth of Moores The Suit People U.S., Inc. or Chelsea Market Systems LLC after the Closing Date, the Parent agrees to cause such Restricted Subsidiary to become an Affiliate Guarantor and to cause its Capital. Stock and Debt to be pledged upon the request of the Agent.

                  9.8. ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 9.1 are adopted by the Parent and such changes result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Section 9.1, Section 10.13,
Section 10.14 or any other provision of this Agreement, deliver to the Agent a reconciliation prepared by a Responsible Officer of the Parent showing the effect of such changes hereunder; provided that the Parent and the Banks agree to amend any such affected terms and provisions so as to reflect such changes with the result that the criteria for evaluating Parent's or such Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made.

                  9.9. PATENTS, TRADEMARKS AND LICENSES. Maintain, and cause each Restricted Subsidiary to maintain, all assets, licenses, patents, copyrights, trademarks, service marks, trade names, permits and other Governmental Approvals necessary to conduct its business except where the failure to so maintain is not reasonably likely to have a Material Adverse Effect.

                  9.10. TAXES; OBLIGATIONS. Pay and discharge, and cause each Subsidiary to pay and discharge, before they become delinquent, all taxes, assessments, and governmental charges or levies imposed upon the Parent, any Subsidiary or upon the income or any Property of the Parent or any

Subsidiary as well as all material claims and obligations of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Property of the Parent or any Restricted Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Parent or any such Subsidiary and, if required under GAAP, the Parent or any such Subsidiary shall have established adequate reserves therefor.

         10.      NEGATIVE COVENANTS

                  So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder:

                  10.1. LIENS. The Parent shall not, and shall not permit any Restricted Subsidiary to, create, assume or permit to exist any Lien (including the charge upon assets purchased under a conditional sales agreement, purchase money mortgage, security agreement or other title retention agreement) upon any of its Properties, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, other than:

                  (a)      Permitted Liens;

                  (b)      Liens existing on the Closing Date and described on
         Schedule 10.1 attached hereto and made a part hereof and Liens extending the duration of any such existing Lien; provided that the principal amount secured by such Lien is not increased and the extended Lien does not cover any Property of the Parent or any Restricted Subsidiary which is not covered by the provisions of the instruments, as in effect on the Closing Date, providing for the existing Lien extended thereby;

                  (c) Liens on the related leased assets securing only the Debt permitted by Section 10.2(d) and 10.2(e) hereof, provided such Lien shall not apply to any other property or asset of the Parent or any Restricted Subsidiary;

                  (d)      Liens created by the Pledge Agreement;

                  (e)      [intentionally omitted]

                  (f)      [intentionally omitted]

                  (g) any Lien existing on any Property prior to the acquisition thereof by the Parent or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien secures only Debt permitted by Section 10.2(j), (ii) such acquisition constitutes a Permitted Acquisition, (iii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iv) such Lien shall not apply to any other property or assets of the Parent or any Restricted Subsidiary, (v) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and (vi) no Default or Event of Default exists or would result therefrom;

                  (h) Liens on fixed or capital assets acquired, constructed, developed or improved by the Parent or any Restricted Subsidiary; provided that (i) such Liens secure only Debt permitted by
         Section 10.2(f), (ii) such Liens and the Debt secured thereby are incurred prior to such acquisition or the commercial operations following completion of such construction, development or improvement, whichever occurs latest, (iii) the Debt secured thereby does not exceed the cost of acquiring, constructing, developing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other Property or asset of the Parent or any Restricted Subsidiary;

                  (i) Liens on the Pledged Collateral (as defined in the Pledge Agreement) securing the Debt permitted by Section 10.2(h), which may be on an equal and ratable basis with Liens created by the Pledge Agreement; and

                  (j) Liens on the Houston Distribution Center incurred in connection with Debt incurred for the expansion, improvement and development thereof; provided that (i) such Liens secure only Debt permitted by Section 10.2(k), (ii) such Liens and the Debt secured thereby are incurred prior to the commercial operations following completion of such construction, development and improvement, (iii) the Debt secured thereby does not exceed of the cost of such construction, development and improvement, and (iv) such Liens shall not apply to any other Property or asset of the Parent or any Restricted Subsidiary.

                  10.2. DEBT. The Parent will not create or suffer to exist, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Debt except as set forth below, all of which shall be "Permitted Debt":

                  (a) Debt of the Parent, the Borrower and the Affiliate Guarantors to the Banks and the Agent evidenced by any Loan Document;

                  (b) in addition to Debt otherwise permitted to be incurred by the Parent or any Restricted Subsidiary, as the case may be, by this Section 10.2, unsecured Debt of the Parent or any Restricted Subsidiary to Persons (other than the Parent or any Subsidiary) (other than the type of Debt permitted by the other subsections hereof); provided that (i) at no time shall the aggregate outstanding principal amount of all such Debt of the Parent and the Restricted Subsidiaries permitted by this Section 10.2(b) exceed U.S. $50,000,000, (ii) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom, and (iii) such Debt shall be on terms no more restrictive than those set forth in the Loan Documents;

                  (c) unsecured Debt of the Parent to the Borrower or to any Affiliate Guarantor, and unsecured Debt of the Borrower or any Affiliate Guarantor to the Parent, the Borrower or any other Affiliate Guarantor and unsecured Debt of any Non-Guaranteeing Restricted Subsidiary to the Parent, the Borrower or any Affiliate Guarantor and unsecured Debt of any Non-Guaranteeing Restricted Subsidiary to any other Non-Guaranteeing Restricted

         Subsidiary; provided that (i) in each case the term and provisions of such Debt shall be subject to Section 10.8, (ii) any such unsecured Debt of the Parent, the Borrower or any Affiliate Guarantor shall be expressly subordinated in form and substance satisfactory to the Agent to the Obligations, (iii) any such unsecured Debt is incurred when no Default or Event of Default exists or would result therefrom, and (iv) the aggregate principal amount of all Debt of the Non-Guaranteeing Restricted Subsidiaries to the Parent, the Borrower and the Affiliate Guarantors shall be subject to Section 10.5(i) and shall be evidenced by promissory notes pledged as a lien to the Agent to secure the Obligations, which shall be a first priority lien except for Liens permitted by Section 10.1(i);

                  (d) Capitalized Lease Obligations of the Parent or any Restricted Subsidiary; provided that at no time shall the aggregate outstanding amount of Debt of the Parent and its Restricted Subsidiaries incurred pursuant to this Section 10.2(d) exceed 5% of Consolidated Net Worth, as measured on a pro forma basis at the time of each incurrence;

                  (e) Debt relating to Sale and Lease-Back Transactions permitted under Section 10.6(c);

                  (f) Debt of the Parent or any Restricted Subsidiary incurred to finance the acquisition, construction, development or improvement of any fixed or capital assets (excluding Capital Lease Obligations, Debt related to Sale and Lease-Back Transactions and Debt of the type permitted by Section 10.2(j)); provided that (i) such Debt is incurred prior to such acquisition or the commercial operations following completion of such construction, development or improvement, whichever occurs the latest, and (ii) the aggregate outstanding principal amount of all Debt incurred pursuant to this clause (f) shall not exceed 4% of Consolidated Net Worth, as measured on a pro forma basis at the time of each such incurrence;

                  (g) other unsecured Debt of the Parent or any Restricted Subsidiary to Persons (other than the Parent or any Subsidiary) (other than the type of Debt permitted under the other subsections hereof) provided that (i) such Debt shall not require any principal payment, repurchase, redemption or defeasance prior to (or the deposit of any payment or property or sinking fund payment in respect of), or have a maturity shorter than, two years after the Maturity Date, (ii) such Debt shall be on terms no more restrictive than those set forth in the Loan Documents, (iii) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom, and (iv) such Debt shall be expressly subordinated to the payment of the Obligations on terms acceptable to the Agent;

                  (h) Debt of the Parent under the U.S. Revolving Credit Agreement in an aggregate principal amount not to exceed U.S. $150,000,000, including unsecured guarantees thereof;

                  (i) unsecured Debt of one or more Non-Guaranteeing Restricted Subsidiaries under one or more revolving credit facilities, letter of credit facilities, bankers' acceptance facilities or similar working capital facilities in an aggregate principal amount not to exceed at any time outstanding C$10,000,000, including an unsecured guarantees thereof by the Parent or any such Subsidiaries;

                  (j) Debt assumed in connection with an Acquisition permitted by Section 10.13; provided that (i) such Debt existed prior to such Acquisition and is not created in contemplation of or in connection with such Acquisition, (ii) the aggregate outstanding principal amount of all Debt permitted by this Section 10.2(j) shall not exceed 4% of Consolidated Net Worth, as measured on a pro forma basis at the time of each such incurrence, (iii) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom, and (iv) prior to such incurrence the Parent shall deliver to the Agent an Officer's Certificate setting forth calculations evidencing pro forma compliance with Section 10.14;

                  (k) Debt of the Parent incurred to finance the expansion, improvement and development of the Houston Distribution Center; provided that (i) such Debt is incurred at or prior to the commercial operations following completion of such expansion, improvement and development and (ii) the aggregate amount of Debt permitted by this clause (k) shall not exceed U.S. $30,000,000 at any time outstanding;

                  (l) the Hedging Obligations of the Parent and any Restricted Subsidiary that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Debt that is permitted by this Agreement to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Debt or any receivable or liability to which such Hedging Obligation relates; provided that such obligations are entered into in the ordinary course of business to hedge or mitigate risks to which the Parent or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities; and

                  (m) the letters of credit identified on Schedule 10.2 attached hereto, without giving effect to any extension, renewal, replacement or increase to any such letter of credit;

         ; provided, however, in no event shall the aggregate principal amount of Debt (excluding Debt permitted by Section 10.2(a), (c), (i) and (l)) of the Non-Guaranteeing Restricted Subsidiaries exceed U.S. $2,000,000 at any one time outstanding.

                  For purposes of this Section 10.2, any Debt (1) which is extended, renewed or refunded shall be deemed to have been incurred when extended, renewed or refunded, (2) of a Person (other than the Parent or a Restricted Subsidiary) when it becomes, or is merged into, or is consolidated with a Restricted Subsidiary or the Parent shall be deemed to have been incurred at that time, (3) which is permitted by Section 10.2(c) and which is owing to a Restricted Subsidiary when it ceases to be a Restricted Subsidiary shall be deemed to have also been incurred at that time, (4) of a Restricted Subsidiary which is owing to the Parent or any other Restricted Subsidiary shall be deemed to also have been incurred at the time the Parent or such other Restricted Subsidiary disposes of such Debt to any Person other than the Parent or a Restricted Subsidiary, and (5) which is Debt of the Parent or a Restricted Subsidiary consisting of a reimbursement obligation in respect of a letter of

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credit or similar instrument shall be deemed to be incurred when such letter of credit or similar instrument is issued.

                  10.3. RESTRICTED PAYMENTS. The Parent will not directly or indirectly, and will not permit any Restricted Subsidiary to directly or indirectly, declare or make any dividend payment or other distribution of Properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock of or any partnership or other interest in the Parent or any Subsidiary, or purchase, redeem, retire or otherwise acquire for value (or permit any Subsidiary to do so) any shares of any class of Capital Stock of the Parent or any Subsidiary or any warrants, rights or options to acquire any such Capital Stock, partnership interests or other interests, now or hereafter issued, outstanding or created (all the foregoing being herein collectively referred to as "Restricted Payments"); provided that:

                  (a) the Parent and each Subsidiary may declare and make any dividend payment or other distribution payable in common stock of the Parent or any Subsidiary to the extent that such dividends in stock are payable only with respect to stock of the same type or class,

                  (b) the Parent and each Restricted Subsidiary (if such Preferred Stock is issued to the Parent or any wholly-owned Restricted Subsidiary) may pay or declare any dividend in respect of Preferred Stock of the Parent or such Restricted Subsidiary,

                  (c) any Subsidiary may declare and make a dividend or other distribution to the Parent or any Restricted Subsidiary; provided that neither the Borrower nor any Affiliate Guarantor may declare and make a dividend or other distribution to any Non-Guaranteeing Restricted Subsidiary, unless such dividend or distribution is simultaneously dividended to the Parent, the Borrower or another Affiliate Guarantor,

                  (d) from and after the Closing Date the Parent may repurchase shares of its common stock; provided that after giving effect to any such payments pursuant to this Section 10.3(d) the Available Amount shall not be less than zero,

                  (e) from and after the Closing Date the Parent may purchase, redeem or otherwise acquire shares of Capital Stock in connection with the payment for the exercise of options granted to an employee or director pursuant to an employee or director stock option plan or withhold shares otherwise issuable upon the exercise of an option in connection with the payment of any federal or state taxes resulting from the exercise of any such option; provided that after giving effect to any such payments pursuant to this Section
         10.3(e) the Available Amount shall not be less than zero (for the avoidance of doubt, the parties hereto acknowledge that the provisions of this Section 10.3(e) are not intended to limit broker assisted cashless exercises of stock options granted to an employee or director (i.e. sales by a broker of shares of Capital Stock subject to any such options, with the option exercise price (plus any applicable federal or state taxes resulting from the exercise) paid to the Borrower and any remaining sales proceeds paid to the employee or director), and

                  (f) from and after the Closing Date, the Parent may make payments not to exceed an aggregate amount of U.S. $500,000 to its shareholders required in connection with any stock split or stock dividend with respect to its common stock in order to avoid the issuance of fractional shares of its common stock, further provided however that prior to and after giving effect to any such proposed Restricted Payment, (other than (i) subsection (b) with respect to Preferred Stock issued to the Borrower and subsection (c) and (ii) with respect to subsection (a) and subsection (b), regarding Preferred Stock issued to other than the Parent, as determined on the date of declaration) no Default or Event of Default has occurred or would exist as a result thereof.

                  10.4. MERGERS; CONSOLIDATIONS; SALE OR OTHER DISPOSITIONS OF ALL OR SUBSTANTIALLY ALL ASSETS. The Parent will not, and will not permit any Restricted Subsidiary to, merge, amalgamate or consolidate with or into any other Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (i.e., assets which could not otherwise be disposed of pursuant to Section 10.6) (whether now owned or hereafter acquired) to any other Person; provided that:

                  (a) any Restricted Subsidiary (other than the Borrower) may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to (i) the Borrower (provided that in the case of any such merger, amalgamation or consolidation, the Borrower shall be the surviving entity) or (ii) any Affiliate Guarantor (provided that the surviving entity shall be an Affiliate Guarantor);

                  (b) any Restricted Subsidiary (other than the Borrower) may merge, amalgamate or consolidate with or into any Person; provided that the surviving entity shall be an Affiliate Guarantor, further provided that prior to and after giving effect thereto, no Default or Event of Default has occurred or would exist;

                  (c) any Restricted Subsidiary, (other than the Borrower) may merge, amalgamate or consolidate with or into or transfer all or substantially all of its assets to the Parent (provided that in the case of any such merger, amalgamation or consolidation to which the Parent is a party, the Parent shall be the surviving entity);

                  (d) the Parent may merge, amalgamate or consolidate with or into any Person; provided that in the case of any such merger, amalgamation or consolidation to which the Parent is a party, the Parent shall be the surviving entity and, further provided that prior to and after giving effect thereto, no Default or Event of Default has occurred or would exist; and

                  (e) any Non-Guaranteeing Restricted Subsidiary (other than the Borrower) may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to, any other Non-Guaranteeing Restricted Subsidiary;

         ; provided, further, upon compliance with any of the foregoing clauses
         (a) through (e), the non-surviving or transferor entity may be dissolved or liquidated, as applicable.

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

                  10.5. INVESTMENTS, LOANS AND ADVANCES. The Parent will not, and will not permit any Restricted Subsidiary to, (i) (a) make or permit to remain outstanding any Investment in, (b) endorse, or otherwise be or become contingently liable, directly or indirectly, for the payment of money or the obligations, stock or dividends of, (c) own, purchase or acquire any Capital Stock, obligations, evidences of indebtedness or securities of, or any other equity interest in (including any option, warrant or other right to acquire any of the foregoing), or (d) make or permit to remain outstanding any capital contribution to, any Person (other than in the Parent, the Borrower or an Affiliate Guarantor), or (ii) otherwise make, incur, create, assume or suffer to exist any Investment in any other Person (other than in the Parent, the Borrower or an Affiliate Guarantor), (excluding, in any event, the contingent liability of a general partner for the obligations of its partnership arising under law due to the nature of its general partnership interest) (collectively, "Restricted Investments"), except that:

                  (a) the Parent and its Restricted Subsidiaries may make or permit to remain outstanding Restricted Investments to the extent within the restrictions of, and permitted by, Sections 10.4 and 10.6;

                  (b) the Parent or any Restricted Subsidiary may acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Restricted Subsidiary;

                  (c) the Parent or any Restricted Subsidiary may own, purchase or acquire Cash Equivalents;

                  (d) the Parent or any Restricted Subsidiary may make or permit to remain outstanding guarantees resulting from endorsement of instruments for collection in the ordinary course of business;

                  (e) the Parent and its Restricted Subsidiaries may make or permit to remain outstanding loans to employees (not including payments covered by subsection (f) of this Section 10.5) made in the ordinary course of business in an aggregate outstanding amount not to exceed at any time U.S. $4,000,000;

                  (f) the Parent and its Restricted Subsidiaries may make or permit to remain outstanding payment by the Parent of premiums on life insurance policies naming George Zimmer as insured as provided for in that certain Split-Dollar Agreement, dated November 25, 1994, among the Parent, George Zimmer and David Edwab, as Co-Trustee, a copy of which has been delivered to the Agent, and payment by the Parent of premiums on similar life insurance policies naming David Edwab and Eric Lane as insureds;

                  (g) the Parent and the Restricted Subsidiaries may make or permit to remain outstanding intercompany loans and advances which are permitted under Section 10.2(c) hereof;

                  (h) the Parent and its Restricted Subsidiaries may make or permit to remain outstanding additional Restricted Investments (other than the types of Restricted Investments permitted under Subsections (a) through (g) and (i) hereof) (including, without limitation, Restricted Investments in Unrestricted Subsidiaries), provided that after giving effect to any such Restricted Investments of the Borrower and its Restricted Subsidiaries made after the Closing Date the Available Amount shall not be less than zero and the Adjusted Available Amount shall not be less than zero; provided that, prior to and immediately after making such Restricted Investments, no Default or Event of Default has occurred and is continuing or would exist; provided further, in no event may the Borrower and its Subsidiaries ever be Unrestricted Subsidiaries nor shall they be permitted to make any Restricted Investments in Unrestricted Subsidiaries; and

                  (i) the Parent and its Restricted Subsidiaries may make or permit to remain outstanding Restricted Investments in Non-Guaranteeing Restricted Subsidiaries, provided that all such Restricted Investments of the Parent, the Borrower and the Affiliate Guarantors made after the Closing Date shall not exceed U.S. $50,000,000 in the aggregate; provided that, prior to and immediately after making such Restricted Investments, no Default or Event of Default has occurred and is continuing or would exist;

         provided if such Restricted Investment also constitutes an Acquisition as that term is defined under Section 10.13 (other than an Acquisition of a Person simultaneously properly designated as an Unrestricted Subsidiary), such Restricted Investment will be governed by Section
         10.13 hereof in lieu of this Section 10.5.

                  10.6. SALE OR OTHER DISPOSITION OF LESS THAN SUBSTANTIALLY ALL ASSETS; SALE AND LEASEBACKS. The Parent will not, and will not permit any Restricted Subsidiary to, sell, assign, lease, exchange, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) part, but less than all or substantially all, of its respective Property to any other Person (whether now owned or hereafter acquired); provided however that:

                  (a) the Parent or any Restricted Subsidiary may in the ordinary course of business dispose of Property to Persons (other than the Parent or any Restricted Subsidiary, as to which the provisions of
         Section 10.6(e) shall apply) consisting of (i) Inventory, (ii) goods or equipment that are, in the reasonable opinion of the Parent or such Restricted Subsidiary, obsolete or unproductive or utilized as trade-in for goods or equipment of at least comparable value, and (iii) as to the Parent and any Restricted Subsidiary (other than the Borrower and any Subsidiary thereof) (except in connection with any Sale and Lease-Back Transaction, which shall be governed solely by Subsection
         (c) hereof) other assets if, after giving effect to such sale, exchange, transfer or other disposition (1) the aggregate Fair Market Value (without duplication) of (A) all assets of the Parent and its Restricted Subsidiaries sold, exchanged, transferred or otherwise disposed of pursuant to this Section 10.6(a)(iii) (on a consolidated basis) during the period of 12 consecutive months previously preceding such sale, exchange, transfer or other disposition and (B) the assets of all Restricted Subsidiaries, the stock of which have been sold or otherwise disposed of pursuant to this Section 10.6(a)(iii) during such 12 month period shall not exceed 5% of Consolidated Net Worth as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition, (2) the assets described in the foregoing subclauses

         (A) and (B) shall not have contributed more than 5% of EBITDA for the four most recently completed fiscal quarters taken as a single accounting period;

                  (b) the Parent may sell, transfer or otherwise dispose of its common stock being held by it as treasury stock;

                  (c) the Borrower may enter into Sale and Lease-Back Transactions with any Person (other than an Unrestricted Subsidiary or a Non-Guaranteeing Restricted Subsidiary) relating to sales of real property and related fixtures and improvements in an aggregate amount (calculated on the basis of Fair Market Value at the time of sale) not exceeding (i) the sum of (A) U.S. $16,000,000 for the Fiscal Year 1998 plus (B) U.S. $3,000,000 for each Fiscal Year thereafter, minus (ii) the aggregate amount sold under Sale and Leaseback Transactions previously entered into under this Section 10.6(c) or Section 10.6(c) of the Existing Credit Agreement;

                  (d) to the extent such sale, assignment, lease, exchange, transfer or disposition is also a disposition of Properties subject to
         Section 10.3, the Parent and its Restricted Subsidiaries may make such sale, assignment, lease, exchange, transfer or disposition to the extent permitted by Section 10.3; and

                  (e) the Parent and its Restricted Subsidiaries may sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) part, but less than all or substantially all, of its respective Property to the Parent or any other Restricted Subsidiary to the extent within the prohibitions of, and permitted by, Section 10.4 (to the same extent in respect of all or substantially all of its assets) and Section 10.5.

                  10.7. USE OF PROCEEDS. The Parent will not use, nor permit the use of, all or any portion of any Loan for any purpose except as described in Section 6 hereof.

                  10.8. TRANSACTIONS WITH AFFILIATES. The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate or any shareholder, officer or director of the Parent or of any Affiliate, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Parent or such Restricted Subsidiary, as the case may be, and upon fair and reasonable terms that are not less favorable to the Parent or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time from wholly independent and unrelated sources; provided that the foregoing shall not apply to (i) transactions permitted in Section 10.5(f), (ii) the transactions contemplated by the Intercompany Credit Agreements and the Subscription Agreement, and (iii) transactions among the Parent, the Borrower and Affiliate Guarantors.

                  10.9. NATURE OF BUSINESS. The Parent will not, and will not permit any Restricted Subsidiary to, make any material change in its Permitted Business, taken as a whole.

                  10.10. ISSUANCE AND DISPOSITION OF SHARES. The Parent will not (i) issue or have outstanding, or permit any Restricted Subsidiary to issue or have outstanding, any Preferred Stock or

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Disqualified Capital Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase, or acquire any Preferred Stock or Disqualified Capital Stock, (ii) or permit any Restricted Subsidiary to, issue, sell or otherwise dispose of options which by their terms require the Parent or any Restricted Subsidiary to purchase or acquire any Capital Stock or other equity securities, and (iii) permit any Restricted Subsidiary to, issue, sell or otherwise dispose of to any Person other than the Parent or any Restricted Subsidiary, any shares of its Capital Stock or other equity securities, or any warrants, options, conversion rights or other rights to subscribe for, purchase, or acquire any Capital Stock or other equity securities; provided, however, the foregoing shall not prohibit (a) Preferred Stock of the Parent which is not Disqualified Capital Stock, (b) stock options granted under employee or director stock option plans which provide that the exercise price may be paid with shares of the Parent's common stock or that the optionee may satisfy any withholding tax requirements upon exercise of the option by having the Borrower withhold shares otherwise issuable upon such exercise, and (c) Preferred Stock of any Restricted Subsidiary owned by the Parent or by any wholly-owned Restricted Subsidiary. The Parent will not permit any Restricted Subsidiary to issue or have outstanding any Capital Stock (other than to the Parent or a wholly-owned Restricted Subsidiary) and will not permit any Person (other than the Parent or a wholly-owned Restricted Subsidiary) to own any Capital Stock of a Restricted Subsidiary, except for (1) directors' qualifying shares and (2) after the Closing Date, shares constituting no more than 10% of the Capital Stock of an acquired Person that, upon such acquisition, becomes a Restricted Subsidiary, provided that (i) immediately upon such acquisition, such Person shall become a an Affiliate Guarantor pursuant to Section 9.7(a) and such Capital Stock in, and Debt of, such Person shall be pledged pursuant to Section 9.7(b), (ii) the acquisition of any of the remaining ten percent (10%) of such Person's Capital Stock shall be treated as an Acquisition subject to compliance with Section
10.13 (i), (ii) and (iii) and (3) at such time as Chelsea Market System, LLC is a Restricted Subsidiary, up to 25% of the Capital Stock thereof may be owned by un-Affiliated Person(s).

                  10.11. ERISA; CANADIAN BENEFIT AND PENSION PLANS. The Parent shall not and shall not permit any ERISA Affiliate to:

                  (a) do any of the following, which in the aggregate would reasonably be expected to have a Material Adverse Effect:

                           (i) engage in any transaction which it knows or has reason to know could result in a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
                  Section 4975 of the Code;

                           (ii) fail to make any payments when due to any Multiemployer Plan that the Parent or an ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                           (iii) incur withdrawal liability under ERISA with respect to a Multiemployer Plan;

                           (iv) voluntarily terminate or, in the case of a "substantial employer" as defined in Section 4001(a)(2) of ERISA, withdraw from any Plan if such termination or withdrawal could result in the imposition of a Lien on the Parent or an ERISA

                  Affiliate under Section 4068 of ERISA;

                           (v) fail to make any required contribution when due to any Plan subject to Section 412(n) of the Code that with the passage of time would likely result in a Lien upon the properties or assets of the Parent or an ERISA Affiliate;

                           (vi) adopt any amendment to a Plan, the effect of which is to increase the "current liability" under the Plan as defined in Section 302(d)(7) of ERISA;

                           (vii) act or fail to act, if, as a result thereof, an event similar to any of those referred to in clauses (i) to
                  (vi) would likely occur under the applicable laws of a foreign country; or

                  (b) permit any Plan subject to Title IV of ERISA to have an accumulated funding deficiency (as defined in Section 302 of ERISA) as of the end of any Fiscal Year of the Plan; or

                  (c) permit the adoption, implementation or amendment of any unfunded deferred compensation agreement or other arrangement of a similar nature irrespective of whether subject to the funding requirements of ERISA which could reasonably be expected to have a Material Adverse Effect.

                  Each of the Parent and the Borrower shall not, and shall cause each of its Subsidiaries not to (a) fail to perform any material obligations required to be performed in connection with each Canadian Pension Plan and Canadian Benefit Plan in accordance with the terms of such plan and any requirement of applicable Law, and (b) fail to use its best efforts to ensure that each Canadian Pension Plan is registered and retains its registered status (if required under any requirement of applicable Law) under, and is administered in a timely manner in all material respects in accordance with, the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and any other requirement of applicable Law.

                  10.12. DISCOUNT OR SALE OF RECEIVABLES. The Parent will not discount or sell, nor permit any Restricted Subsidiary to discount or sell, any of its notes receivable, receivables under leases or other accounts receivable, other than in the ordinary course of collections of delinquent notes and receivables, provided that, notwithstanding the foregoing, the Parent and any Restricted Subsidiary may, in the normal course of its business, acquire such assets and sell such assets at Fair Market Value.

                  10.13. ACQUISITIONS. The Parent will not, and will not permit any Restricted Subsidiary to, acquire by purchase or merger (in one transaction or a series of transactions) of (a) 90% or more of the Capital Stock or other equity interest of any other Person or (b) the Properties of a Person that constitutes all or substantially all of the assets of such Person or of any division or other business unit of such Person (the events described in clauses
(a) and (b) of this Section 10.13 herein referred to as "Acquisitions"), except that the Parent or any Restricted Subsidiary may make such Acquisitions if:

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

                  (i) after giving effect thereto, the aggregate Fair Market Value of all consideration paid for all such Acquisitions within any 12-month period plus, without duplication, any Debt assumed or incurred in connection therewith does not exceed an amount equal to U.S. $100,000,000 (provided, however, that not more than $50,000,000 of such aggregate consideration shall be cash and Debt);

                  (ii) such Fair Market Value is determined by (a) a Responsible Officer of the Parent if the value is less than U.S. $10,000,000, as evidenced by an Officer's Certificate delivered to the Agent, or (b) the Board of Directors of the Parent if the value is U.S. $10,000,000 or more, as evidenced by a resolution of such Board of Directors;

                  (iii) prior to and immediately after making such Acquisition, no Default or Event of Default has occurred and is continuing or would exist, and the Borrower shall deliver to the Agent an Officer's Certificate setting forth calculations evidencing pro forma compliance with Section 10.14;

                  (iv) in the case of the purchase of the Capital Stock or other equity interest of any such other Person, such Person shall be designated a Restricted Subsidiary;

                  (v) to the extent applicable, the Parent shall comply with Section 9.7 in relation thereto;

                  (vi) such assets and/or business of such Person so acquired, as the case may be, shall be substantially in or related to the manufacturing, retailing, wholesaling, renting, processing, servicing, maintaining, merchandising, cleaning or distributing of clothing, apparel and accessories and related goods and services (each, as "Permitted Business"); and

                  (vii) such acquisition shall have been approved by the governing body or equity owners of such Person.

                  10.14.   CERTAIN FINANCIAL TESTS.

                  (a) Consolidated Net Worth. The Parent will not permit Consolidated Net Worth to be less than an amount equal to the sum of (i) U.S. $400,000,000 plus (ii) seventy-five percent (75%) of cumulative positive Consolidated Net Income, from the fiscal quarter ended August 3, 2002 through the determination date and without deduction for losses in Consolidated Net Income, plus (iii) fifty percent (50%) of net cash proceeds received by the Borrower in consideration for the issuance of shares of any Capital Stock of the Parent to any Person (other than any Subsidiary) on or after August 3, 2002 (excluding any proceeds from any issuance resulting from the conversion of Debt to equity), determined as of any date in each case on the last day of the fiscal monthly period immediately preceding such date.

                  (b) Leverage Ratio. The Parent shall not permit the ratio of (i) Adjusted Debt to (ii) EBITDA plus Base Rent Expense to exceed 4.50 to 1.00, determined in each case on the last day of each fiscal quarterly period for the four fiscal quarters ending on such date.

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

                  (c) Fixed Charge Ratio. The Parent shall not permit (i) the ratio of EBITDA plus Contractual Rent Expense minus Capital Expenditures (excluding Acquisitions) to Fixed Charges to be less than 1.30 to 1.00, and (ii) the ratio of EBIDTA plus Contractual Rent Expense to Fixed Charges to be less than 1.65 to 1.00, determined in each case on the last day of each fiscal quarterly period for the four fiscal quarters ending on such date.

                  (d) Current Ratio. The Parent will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.50 to 1.00 determined on the last day of each fiscal quarterly period.

                  (e) Consolidated Net Worth Attributable to Foreign Assets. The Parent will not permit the percentage of Consolidated Net Worth of the Parent and its Restricted Subsidiaries attributable to operating assets (exclusive of Inventory in process of, or held for, manufacture) located outside the United States, Canada and the United Kingdom at any time to be greater than ten percent (10%).

                  10.15. REGULATIONS U AND X. The Parent will not take or permit, and will not permit any Subsidiary to take or permit, any action which would involve the Agent or the Banks in a violation of Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect.

                  10.16. STATUS. The Parent will not, and will not permit any Subsidiary to:

                  (i) be or become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                  (ii) be or become a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  10.17. COMPLIANCE WITH LAWS. The Parent will not fail to comply, nor permit any Restricted Subsidiary to fail to comply, in all material respect with all Laws.

                  10.18.   UNRESTRICTED SUBSIDIARIES.

                  (a) The Parent will not, and will not permit any Restricted Subsidiaries to, create or otherwise designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary unless the terms set forth in the definition of Unrestricted Subsidiary or Restricted Subsidiary, as the case may be, are complied with respect to such Subsidiary.

                  (b) The Parent will not, and will not permit any Restricted Subsidiary to, permit any Unrestricted Subsidiary to fail to comply at any time with the requirements set forth in the definition of "Unrestricted Subsidiary."

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

                  10.19.   NO COMMINGLING OF ASSETS, ETC.

                  (a) Except (i) as among the Parent and the Affiliate Guarantors and (ii) as set forth in Section 10.19(b), the Parent and each Subsidiary shall not commingle its assets with those of any other Person and its funds and other assets shall be separately identified and segregated from those of any other Person. Except (i) as among the Parent and the Affiliate Guarantors and (ii) as set forth in Section 10.19(b), the Parent and each Subsidiary shall pay from the assets of the Parent and its Subsidiaries all liabilities, obligations and indebtedness of any kind incurred by such Person and, except as otherwise expressly permitted in this Agreement, shall not pay from its assets any liabilities, obligations or indebtedness of any other Person. Except as among the Parent and the Affiliate Guarantors, the Parent and each Subsidiary shall maintain its corporate, financial and accounting books and records separate from those of any other Person. Except as among the Parent and the Affiliate Guarantors, the Parent and each Subsidiary shall indicate in such statements and records the separateness of such Person's assets and liabilities from those of any other Person. Except (i) as among the Parent and the Affiliate Guarantors and (ii) in the case of registered "d.b.a." names, the Parent and each Subsidiary shall not, at any time, hold itself out to the public (including, without limitation, any creditors of any of its Affiliates) under the name of any other Person.

                  (b) The restrictions set forth in the first two sentences of Section 10.19(a) shall not prohibit the Parent or any Subsidiary from commingling funds and paying the liabilities of any other Person in connection with the ordinary course of its operations, in an aggregate amount not to exceed U.S. $1,000,000.

                  10.20. RESTRICTIVE AGREEMENTS. Anything herein or any other Loan Document to the contrary notwithstanding, the Parent will not, and will not permit any Subsidiary to, enter into, create or otherwise allow to exist any agreement or restriction (other than a Loan Document) that (i) prohibits or restricts the creation or assumption of any Lien upon any Property of the Parent, the Borrower or any Restricted Subsidiary in favor of any Person, including without limitation the Banks, (ii) prohibits or restricts the Parent or any Restricted Subsidiary from complying with Section 9.7 hereof, (iii) requires any obligation of the Parent or any Subsidiary to be secured by any Property of the Parent or any Restricted Subsidiary if any obligation of the Parent or such Subsidiary to the Banks is secured in favor of another Person, including without limitation the Banks, or (iv) prohibits or restricts the ability of (A) any Restricted Subsidiary (1) to pay dividends or make other distributions or contributions or advances to the Parent or any other Restricted Subsidiary, (2) to repay loans and other indebtedness owing by it to the Parent or any other Restricted Subsidiary, (3) to redeem equity interests held by it by Parent or any other Restricted Subsidiary, or (4) to transfer any of its assets to the Parent or any other Restricted Subsidiary, or (B) the Parent or any other Restricted Subsidiary to make any payments required or permitted under the Loan Documents or otherwise prohibit or restrict compliance by the Parent and the Subsidiaries thereunder.

                  10.21.   PREPAYMENTS, ETC., OF CERTAIN DEBT.

                  (a) Subject to the subordination provisions related thereto, except for interest payments, the Parent will not, and will not permit any Subsidiary to, directly or indirectly, pay, prepay, redeem, purchase, defease or otherwise satisfy (in whole or in part) prior to the scheduled maturity thereof in any manner (or make any deposit of any payment or property or sinking fund payment in respect of), any Debt of the type permitted by
Section 10.2(g).

                  (b) The Parent will not, and will not permit any Subsidiary to, violate the subordination provisions governing any Debt permitted by Section 10.2(c) or 10.2(g).

                  (c) The Parent and the Borrower agree that no amount will be paid or payable from the Borrower to the Parent as, on account or in respect of, compensation or reimbursement for payment by the Parent of the Adjustment Amounts pursuant to Section 4.12 of the U.S. Revolving Credit Agreement.

                  10.22. AMENDMENT OF INTERCOMPANY CREDIT AGREEMENTS. Without the prior written consent of the Majority Banks, such consent not to be unreasonably withheld or delayed, the Parent will not, and will not permit any Subsidiary to, cancel or terminate any Intercompany Credit Agreement or consent to or accept any cancellation or termination thereof, or amend, modify or change in any manner any term or condition of any Intercompany Credit Agreement (other than amendments, modifications or changes that are made to make terms in the Intercompany Credit Agreement consistent in nature with the provisions of this Agreement, including conforming maturities and pricing) or give any consent, waiver or approval thereunder, or waive any default under or any breach of any term or condition of any Intercompany Credit Agreement.

         11.      EVENTS OF DEFAULT; REMEDIES.

                  If any of the following events shall occur, then the Agent shall at the request, or may with the consent, of the Majority Banks, (i) by notice to the Borrower, declare the Commitment of each Bank and the several obligations of each Bank to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Loans and all interest accrued and unpaid thereon, and all other amounts payable under this Agreement, to be forthwith due and payable, whereupon the Loans, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; provided, however, that with respect to any Event of Default described in
Section 11.6 or 11.7 hereof, (A) the Commitment of each Bank and the several obligations of each Bank to make Loans hereunder shall automatically be terminated and (B) the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all such other amounts payable under this Agreement, shall automatically become immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

                  11.1. FAILURE TO PAY PRINCIPAL. The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, in each case, pursuant to the terms of this Agreement; or

                  11.2. FAILURE TO PAY OTHER AMOUNTS. The Borrower shall fail to pay interest on any Loan or fees or other amounts due under this Agreement or any other Loan Document, when the

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

same becomes due and payable and such failure shall remain unremedied for one
(1) Business Day; or

                  11.3. DEFAULT UNDER OTHER DEBT. The Parent or any Restricted Subsidiary shall fail to make any payment of principal, interest or premium on any Debt or any lease payment on any Capital Lease or any payment under any Hedge Agreement or any reimbursement payment with respect to any letter of credit or banker's acceptance (regardless of amount) which is outstanding in a principal amount of at least U.S. $5,000,000 in the aggregate (or the equivalent thereof, if in a currency other than U.S. Dollars) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument if, during the continuance thereof, the effect of such event or condition then results in such Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to then become due, or to then require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (or in the case of any Hedge Agreement, to permit the payments owing under such Hedge Agreement to be liquidated); or

                  11.4. MISREPRESENTATION OR BREACH OF WARRANTY. Any representation or warranty made by the Parent or any Subsidiary herein or in any other Loan Document or in any certificate, document or instrument otherwise furnished to the Agent or the Banks in connection with this Agreement shall be incorrect, false or misleading in any material respect when made or when deemed made; or

                  11.5.    VIOLATION OF COVENANTS.

                  (a) The Parent violates any covenant, agreement or condition contained in Section 9.1(e), 9.2, 9.7 or in Article 10; or

                  (b) The Parent or the Borrower violates any other covenant, agreement or condition contained herein or in any other Loan Document (other than the Parent Guaranty, the Guaranty or Pledge Agreement) to which it is a party and such default shall continue unremedied for thirty (30) days after the occurrence of such event; or

                  11.6.    BANKRUPTCY AND OTHER MATTERS.

                  (a) The Parent or any Restricted Subsidiary shall commence a voluntary case, petition, proposal, notice of intention to file a proposal or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Law now or hereafter in effect or seeking the appointment of a trustee, receiver, interim receiver, receiver and manager, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to (or fail to contest) any such relief or the institution of any such proceeding or petition or the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; or

                  (b) An involuntary case, petition, proposal, notice of intention to file a proposal or other proceeding shall be commenced against the Parent or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Law or seeking the appointment of a trustee, receiver, interim receiver, receiver and manager, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case, petition, proposal, notice or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief under U.S. Federal Bankruptcy Law, the Bankruptcy and Insolvency Act (Canada) (or a similar order under other Debtor Law) shall be entered against the Parent or any Restricted Subsidiary; or

                  11.7. DISSOLUTION. Any order is entered in any proceeding against the Parent or any Restricted Subsidiary decreeing the dissolution, liquidation, winding-up or split-up of the Parent or any Restricted Subsidiary; or

                  11.8. JUDGMENT. One or more judgments or orders for the payment of money which, individually or in the aggregate, shall be in excess of 5% of Consolidated Net Worth at any time, shall be rendered against the Parent or any of its Restricted Subsidiaries (or any combination thereof) and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  11.9. NULLITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or the validity or enforceability thereof shall be contested by the Parent or any Affiliate thereof, or the Parent or any Subsidiary thereof shall deny that it has any or any further liability or obligations under any Loan Document to which it is a party, or any Pledge Agreement shall for any reason not grant the Agent a first priority Lien on the collateral purported to be subject thereto, except for Liens permitted by Section 10.1(i); or

                  11.10. CHANGE OF CONTROL. (a) A Change of Control shall occur; or (b) the Parent shall cease to directly or indirectly own 100% of the issued and outstanding shares of the Borrower, free and clear of any Lien (except in favor of the Agent and the agent under the U.S. Revolving Credit Agreement), or (c) the Pledgors, or any one of them, shall, collectively, cease to directly own 100% of the issued and outstanding shares of Moores Retail Group Inc., or (d) Moores Retail Group Inc., shall cease to directly or indirectly own 100% of the issued and outstanding shares of Moores The Suit People Inc. and Golden Brand Clothing (Canada) Ltd., free and clear of any Lien (except in favor of the Agent and the agent under the U.S. Revolving Credit Agreement); or

                  11.11. ERISA. With respect to (a) any Future Plan (as such term is defined in Section 9.1(g) hereof), other than a Multiemployer Plan within the meaning of Section 4001(a)(3) of ERISA, (i) such Future Plan shall fail to satisfy the minimum funding standard or a waiver of such standard or extension of any amortization period is sought under Section 412 of the Code;
(ii) such

Future Plan is or is proposed to be terminated and as a result thereof liability in excess of U.S. $1,000,000 can be asserted under Title IV of ERISA against the Parent or ERISA Affiliate; (iii) such Future Plan shall have an unfunded current liability in excess of U.S. $1,000,000; or (iv) there has been a withdrawal from any such Future Plan and as a result liability in excess of $1,000,000 can be asserted under Section 4062(e) or 4063 of ERISA against the Parent or any ERISA Affiliate; or (b) any Future Plan that is a Multiemployer Plan under Section 4001(a)(3) of ERISA, such Future Plan is insolvent or in reorganization or the Parent or an ERISA Affiliate has withdrawn, or proposes to withdraw, either totally or partially, from such Future Plan and, in any case, the Parent or its ERISA Affiliate might reasonably be anticipated to incur a liability which would have a Material Adverse Effect; or (c) any Plan other than a Future Plan, the Parent or its ERISA Affiliate could reasonably be anticipated to incur a liability which would have a Material Adverse Effect; or

                  11.12. GUARANTORS; PLEDGE AGREEMENT. (i) the Parent violates any covenant, agreement or condition contained in the Parent Guaranty, (ii) any Affiliate Guarantor violates any covenant, agreement or condition contained in the Guaranty or any default or event of default otherwise occurs thereunder or
(iii) any Pledgor violates a covenant, agreement or condition contained in the Pledge Agreement or any default or event of default otherwise occurs thereunder; or

                  11.13. RELATED FACILITIES. (i) Any "Event of Default" occurs under any Related Facility, as such term is defined therein or (ii) the U.S. Revolving Credit Agreement is terminated or shall at any time for any reason cease to be valid and binding or in full force and effect; or

                  11.14. OTHER REMEDIES. In addition to and cumulative of any rights or remedies expressly provided for in this Section 11, if any one or more Events of Default shall have occurred, the Agent shall at the request, and may with the consent, of the Majority Banks proceed to protect and enforce the rights of the Banks hereunder by any appropriate proceedings as the Agent may elect. The Agent shall at the request, and may with the consent, of the Majority Banks also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents (other than Specified Hedge Agreements) or by enforcing the payment of the Loan or by enforcing any other legal or equitable right provided under this Agreement or the other Loan Documents (other than Specified Hedge Agreements) or otherwise existing under any Law in favor of the holder of the Loan. The Agent shall not, however, be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all obligations under any Loan Document.

                  11.15. REMEDIES CUMULATIVE. No remedy, right or power conferred upon the Banks is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at Law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

         12.      THE AGENT.

                  Each of the Banks hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

                  The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Majority Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 13.18) and
(c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 13.18) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Parent, the Borrower or a Bank, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 8 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

                  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Parent and/or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Banks appoint a successor Agent which shall be a bank with an office in Toronto, Canada, or an Affiliate of any such bank. Upon acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 13.12 shall continue in effect for the benefit such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  The Sole Bookrunner, Co-Lead Arrangers and Co-Syndication Agents, in such capacities, shall have no duties or responsibilities, and shall incur no obligations or liabilities, under this Agreement. Each Bank acknowledges that it has not relied, and will not rely, on the Sole Bookrunner, any Co-Lead Arranger or Co-Syndication Agent in deciding to enter into this Agreement.

         13.      MISCELLANEOUS.

                  13.1.    [OMITTED].

                  13.2. WAIVERS, ETC. No failure or delay on the part of any Bank or the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Parent, the Borrower and any Bank or the Agent shall operate as a waiver of any right of any Bank or the Agent. No modification or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Parent or the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Parent or the Borrower in any case shall entitle the Parent or the Borrower to any other or further notice or demand in similar or other circumstances.

                  13.3. NOTICES. All notices and other communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, couriered, telecopied, telexed, cabled or delivered addressed as follows:

                           If to the Parent or the Borrower, to it at:

                           5803 Glenmont
                           Houston, Texas 77081
                           Attn: Ms. Claudia A. Pruitt

                           with a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, St., Suite 5100
                           Houston, Texas  77010
                           Attn: Mr. Michael W. Conlon

                           and

                           5800, Rue St. Denis, Suite 900
                           Montreal, Quebec, Canada H2S 3L5
                           Attn: Pat De Marco

and if to any Bank or the Agent, at its Domestic Lending Office specified opposite its name on Schedule I attached hereto, or as to the Borrower, or the Agent, to such other address as shall be designated by such party in a written notice to the other party and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, delivered by courier, telecopied, telexed, transmitted, or cabled, become effective when three (3) Business Days have elapsed after being deposited in the mail (with first class postage prepaid and addressed as aforesaid), or when confirmed by telex answerback, transmitted to the correct telecopier, or delivered to the courier or the cable company, except that notices and communications from the Borrower to the Agent shall not be effective until actually received by the Agent.

                  13.4. GOVERNING LAW. EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

                  13.5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants contained herein or made in writing by the Borrower and its Restricted Subsidiaries in connection herewith shall survive the execution and delivery of this Agreement and will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not, provided that the undertaking of the Banks to make Loans to the Borrower shall not inure to the benefit of any successor or assign of the Borrower. No investigation at any time made by or on behalf of the Banks shall diminish the Banks' right to rely thereon.

                  13.6. COUNTERPARTS. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

                  13.7. SEPARABILITY. Should any clause, sentence, paragraph or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein. Each covenant contained in this Agreement shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

                  13.8. DESCRIPTIVE HEADINGS. The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

                  13.9.    RIGHT OF SET-OFF, ADJUSTMENTS.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of the Borrower or any Restricted Subsidiary against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 13.9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

                  (b) If any Bank shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Bank receiving payment of a greater proportion of the aggregate amount if its Loans and accrued interest thereon than the proportion received by any other Bank, then the Bank receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Banks to the extent necessary so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of the Borrower in the amount of such participation.

                  13.10.   ASSIGNMENTS AND PARTICIPATIONS.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)      (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Bank, an Affiliate of a Bank or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B) the Agent, provided that no consent of the Agent shall be required for an assignment of all or any portion of a Loan to a Bank, or an Affiliate of a Bank.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Bank assigned pursuant to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than the Canadian Dollar Equivalent Value of U.S. $5,000,000, and the amount of the Commitment or Loans of the assigning Bank after giving effect to such assignment shall not be less than the Canadian Dollar Equivalent Value of U.S. $10,000,000, unless each of the Borrower and the Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Bank's rights and obligations in respect of one Class of Loans or the Commitments related thereto;

                           (C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of U.S. $3,500;

                           (D) the assignee, if it shall not be a Bank, shall deliver to the Agent an Questionnaire; and

                           (E) except as otherwise consented to by the Borrower and the Agent, any such assigning Bank shall simultaneously assign to such assignee a pro rata portion of its rights and obligations under the U.S. Revolving Credit Agreement.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.3, 3.6, 4.7 and 13.12). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 13.10 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Bank and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Bank may, without the consent of the Borrower or, the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Bank's obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section
13.18 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.3, 3.6 and 4.7 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.9 as though it were a Bank, provided such Participant agrees to be subject to Section 13.9(b) as though it were a Bank. Each Bank which sells any participation to any Participant shall give prompt notice thereof to the Agent and the Borrower; provided, however, that no liability shall arise if any such Bank fails to give such notice to the Borrower.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 3.3, 3.6 or 4.7 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 4.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.7(d) as though it were a Bank.

                  (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and the preceding subsections of this Section shall not apply to any such pledge or assignment of a security interest; provided that (i) no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto, (ii) all related costs, fees and expenses in connection with any such pledge or assignment shall be for the sole account of such Bank and (iii) the reassignment back to it, free of any interests of such assignee, shall be for the sole account of such Bank.

                  13.11. INTEREST. All agreements between the Borrower, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on any Loan or otherwise, shall the amount contracted for, charged, reserved or received by the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount of interest permitted to be contracted for, charged or received under applicable law from time to time in effect or the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment by the Borrower or any Restricted Subsidiary of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Agent or Bank having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by such Agent or Bank, then, ipso facto, the obligation to be fulfilled by the Borrower shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the maximum amount of interest permitted to be contracted for, charged or received under applicable law from time to time in effect or the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Borrower, or, to the extent (i) permitted by applicable law and
(ii) such excessive interest does not exceed the unpaid principal balance of the Loans and the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document, applied to the reduction of the principal amount owing on account of the Loans or the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document and not to the payment of interest. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance, or detention of the indebtedness of the Borrower to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this Section 13.11 shall control and supersede every other provision hereof and of all other agreements between the Borrower and the Banks.

                  13.12.   EXPENSES; INDEMNIFICATION.

                  (a) The Borrower agrees to pay within 15 days after demand all reasonable costs and expenses of the Agent and its Affiliates in connection with the initial syndication, preparation, execution, delivery, modification, amendment and administration of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent or any Bank, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement or protection of its rights (whether through negotiations, legal proceedings, or otherwise) in connection with the Loan Documents and the other documents to be delivered hereunder, including all such expenses incurred during a workout, restructuring or negotiation with respect of Loans.

                  (b) THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENT AND EACH BANK AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") IN AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR REPARATION OF DEFENSE IN CONNECTION THEREWITH):

                  (i)      THE LOAN DOCUMENTS, OR THE TRANSACTIONS;

                  (ii) THE EXECUTION AND DELIVERY OF THE DOCUMENTS RELATED TO ANY ACQUISITION, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR IN CONNECTION WITH THE PURCHASE OR ATTEMPTED PURCHASE PURSUANT TO THE TERMS OF SUCH DOCUMENTS, INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL SECURITIES LAW OR ANY OTHER LAW OF ANY JURISDICTION OR AT COMMON LAW WHICH IS ALLEGED TO ARISE OUT OF OR IS BASED UPON:

                           (A) THE CLAIMS OF ANY PERSON THAT, IN CONNECTION WITH ANY ACQUISITION, ANY OF THE INDEMNIFIED PARTIES HAS VIOLATED ANY FIDUCIARY OR CONFIDENTIALITY RESPONSIBILITIES, OR ANY REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, MADE OR ALLEGED TO HAVE BEEN MADE BY ANY OF THE INDEMNIFIED PARTIES, TO OR IN FAVOR OF SUCH PERSON;

                           (B) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT BY THE PARENT OR ANY AFFILIATE IN ANY DOCUMENT OR SCHEDULE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY;

                           (C) ANY OMISSION OR ALLEGED OMISSION TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED IN ANY DOCUMENT OR SCHEDULE OR NECESSARY TO MAKE THE STATEMENTS MADE THEREIN NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH MADE;

                           (D) ANY ACTS OR OMISSIONS, OR ALLEGED ACTS OR OMISSIONS OF THE PARENT, ANY AFFILIATE OR THEIR AGENTS RELATED TO ANY ACQUISITION, PURCHASE OR SALE OF STOCK OR ASSETS, OR THE FINANCING THEREOF, WHICH ARE ALLEGED TO VIOLATE ANY FEDERAL SECURITIES LAW OR ANY OTHER LAW OF ANY JURISDICTION APPLICABLE TO SUCH ACQUISITION, THE PURCHASE OR SALE OF STOCK OR ASSETS, OR THE FINANCING THEREOF;

                           (E) ANY WITHDRAWALS, TERMINATION OR CANCELLATION OF ANY ACQUISITION; OR

                           (F) ANY OTHER CLAIMS OF ANY NATURE WHATSOEVER ARISING FROM OR RELATED TO ANY ACQUISITIONS;

EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT PROVIDED THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FOR SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING FROM ITS OWN NEGLIGENCE. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS
SECTION 13.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR TO THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS OR THE LETTERS OF CREDIT.

                  (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 13.12 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

                  13.13. PAYMENTS SET ASIDE. To the extent any payments on the Obligations or proceeds of any collateral or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Law or equitable cause, then, to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect, and the Agent's and the Banks' rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect, as if such payment had not been made or such enforcement or setoff had not occurred. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Banks to effect such reinstatement.

                  13.14. LOAN AGREEMENT CONTROLS. If there are any conflicts or inconsistencies among this Agreement and any of the other Loan Documents, the provisions of this Agreement shall prevail and control.

                  13.15. OBLIGATIONS SEVERAL. The obligations of each Bank under each Loan Document to which it is a party are several, and no Bank shall be responsible for any obligation or

Commitment of any other Bank under any Loan Document to which it is a party. Nothing contained in any Loan Document to which it is a party, and no action taken by any Bank pursuant thereto, shall be deemed to constitute the Banks to be a partnership, an association, a joint venture, or any other kind of entity.

                  13.16. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PARENT, THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY AND UNCONDITIONALLY:

                  (a) SUBMITS, FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF TEXAS AND NEW YORK AND THE PROVINCE OF ONTARIO, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF;

                  (b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE ADDRESS SET FORTH IN SECTION 13.3 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO SECTION 13.3; AND

                  (d) NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL IN ANY WAY AFFECT THE RIGHT OF THE AGENT OR ANY BANK, THE PARENT OR THE BORROWER TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THE LOANS OR THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COMPETENT COURT ELSEWHERE HAVING JURISDICTION OVER THE BORROWER, THE PARENT, THE AGENT OR ANY BANK, AS THE CASE MAY BE, OR ITS PROPERTY.

                  13.17. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE PARENT HERETO (A) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM

EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVERS.

                  13.18. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or any other Loan Document, nor consent to any departure the Parent, by the Borrower or any Subsidiary herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Parent, Borrower or such Subsidiary, as the case may be, as to amendments, and by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by 100% of the Banks, do any of the following: (a) change the definition of "Majority Banks", "Commitment", or "Pro Rata Percentage", (b) forgive or reduce or increase the amount of the Commitment of any Bank or subject any Bank to any additional obligations, (c) forgive or reduce the principal of, or rate or amount of interest applicable to, any Loan, other than as provided in this Agreement, (d) postpone any date fixed for any payment or prepayment of principal of, or interest on, any Loan, (e) change Section 4.9, 4.10, and 13.15 or this Section 13.18, (f) change the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, (g) waive any of the conditions specified in Section 8.1 or Section 8.2, or (h) except as otherwise provided herein, release all or substantially all of any collateral, release the Parent from its obligations under the Parent Guaranty or release any Affiliate Guarantor from its obligations under the Guaranty; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

                  13.19. RELATIONSHIP OF THE PARTIES. This Agreement provides for the making of loans by the Banks, in their capacity as Banks, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to the Banks. The relationship between the Banks and the Borrower is limited to that of creditors/secured parties, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial, environmental, and other covenants, delivery of financial, environmental and other reports, and financial, environmental and other inspections, investigations, audits, examinations or tests are intended solely for the benefit of the Banks to protect their interests as Banks in assuming payments of interest and repayment of principal and nothing contained in this Agreement shall be construed as permitting or obligating the Banks to act as financial or business advisors or consultants to the Parent or the Borrower, as permitting or obligating the Banks to control the Parent or Borrower or to conduct or operate the Parent's or the Borrower's operations, as creating any fiduciary obligation on the part of the Banks to the Parent or the Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Parent and the Borrower each acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in Section 13.17 for waiver of trial by jury. The Parent and the Borrower each further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Banks for the financial accommodations provided hereby and to execute and deliver this Agreement.

                  13.20. CONFIDENTIALITY. The Agent and each Bank (on behalf of itself and each of its Affiliates) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent or the Borrower and its obligations, (g) with the consent of the Parent or the Borrower (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Bank on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section, "Information" means all information received from, or furnished at the direction of, the Borrower or any of its Affiliates relating to the Parent or any of its Affiliates or their business, other than any such information that is available to the Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Parent or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  13.21.   CURRENCY CONVERSION AND CURRENCY INDEMNITY

                  (a) Payments in Agreed Currency. The Borrower shall make payment relative to each Loan in the currency (the "Agreed Currency") in which the Loan was effected. If any payment is received on account of any Loan in any currency (the "Other Currency") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Bank or the Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

                  (b) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day next preceding the day on which judgment is given and in any event the Borrower shall be obligated to pay the Agent and the Banks any deficiency in accordance with Section 13.21(a). For the foregoing purposes "rate of exchange" means the rate at which the relevant Bank or the Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

                  (c) Circumstances Giving Rise to Indemnity. If (i) any Bank or the Agent receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Bank or the Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such obligations immediately prior to such judgment or order, then the Borrower on demand shall, and the Borrower hereby agrees to, indemnify and save the Banks and the Agent harmless from and against any loss, cost or expense arising out of or in connection with such deficiency.

                  (d) Indemnity Separate Obligation. The agreement of indemnity provided for in this Section 13.21 shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Banks or the Agent or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

                  13.22. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement effective as of January 29, 2003.

                                THE MEN'S WEARHOUSE, INC.

                                By: /s/ ERIC J. LANE
                                    --------------------------------------------
                                Name: Eric J. Lane
                                Title:President

                                GOLDEN MOORES FINANCE COMPANY

                                By: /s/ ERIC J. LANE
                                    --------------------------------------------
                                Name: Eric J. Lane
                                Title: President

                                JPMORGAN CHASE BANK, TORONTO BRANCH, as Agent

                                By: /s/ D. MCDONALD
                                    --------------------------------------------
                                Name: Drew McDonald
                                Title: Vice President

                                JPMORGAN CHASE BANK

                                By: /s/ ROBERT L. MENDOZA
                                    --------------------------------------------
                                Name: Robert L. Mendoza
                                Title: Vice President

                                FLEET NATIONAL BANK

                                By: /s/ JUDITH C.E. KELLY
                                    --------------------------------------------
                                Name: Judith C.E. Kelly

                                Title: Managing Director

                                WACHOVIA BANK, NATIONAL ASSOCIATION

                                By: /s/ WILLIAM FOX
                                    --------------------------------------------
                                Name: William F. Fox
                                Title: Vice President

                                UNION BANK OF CALIFORNIA, N.A.

                                By: /s/ HENRY G. MONTGOMERY
                                    --------------------------------------------
                                Name: Henry G. Montgomery
                                Title: Vice President

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ AMANDA SMITH
                                    --------------------------------------------
                                Name: Amanda Smith
                                Title: Assistant Vice President

                                NATIONAL CITY BANK, CANADA BRANCH

                                By: /s/ C. W. HINIS
                                    --------------------------------------------
                                Name: C. W. Hinis
                                Title: Principal Officer

                                   SCHEDULE 3

                  "Applicable Margin" means, from and after the U.S. Revolving Credit Agreement Termination Date, (a) for the period from the U.S. Revolving Credit Agreement Termination Date until the next redetermination thereafter, the Applicable Margin determined by the Agent based upon the certificate then most recently delivered pursuant to Section 9.1(k) of the U.S. Revolving Credit Agreement, and (b) for each period thereafter (each such period commencing 61 days after the end of each fiscal quarter of the Parent and ending 60 days after the end of the next fiscal quarter of the Parent), the applicable rate per annum set forth in the table below opposite the ratio of Adjusted Debt to EBITDA plus Base Rent Expense for the four immediately preceding fiscal quarterly periods. Each determination of the Applicable Margin shall be determined by the Agent for each such period after its receipt of the applicable certificate delivered pursuant to this Schedule 3 and prior to the commencement of such period. Except as set forth above, each change in the Applicable Margin shall be immediately effective commencing on the 61st day after each fiscal quarter end, and remain effective until the next determination.

------------------------------------------------------------------------------------------------------------------
   ADJUSTED DEBT TO EBITDA PLUS BASE                 APPLICABLE MARGIN FOR                APPLICABLE MARGIN FOR
             RENT EXPENSE                              EURODOLLAR LOANS                  CANADIAN PRIME RATE LOANS
------------------------------------------------------------------------------------------------------------------
Less than 3.0:1.0                                            1.50%                               0.00%
------------------------------------------------------------------------------------------------------------------
Equal to or greater than 3.0:1.0                             1.75%                               0.00%
but less than 4.0:1.0
------------------------------------------------------------------------------------------------------------------
Equal to or greater than 4.0:1.0                             2.00%                               0.25%
     but less than 4.25:1.0
------------------------------------------------------------------------------------------------------------------
Equal to or greater than 4.25:1.0                            2.25%                               0.50%
------------------------------------------------------------------------------------------------------------------

                  The Parent shall deliver to the Agent within fifty-five (55) days after the end of each fiscal quarter of the Parent, a certificate in the form of Exhibit I hereto signed by a Responsible Officer of the Parent, (i) setting forth (x) the ratio of Adjusted Debt to EBITDA plus Base Rent Expense for the four immediately preceding fiscal quarterly periods ending on such fiscal quarter, and (y) the resultant Applicable Margin determined as of the end of the relevant fiscal quarter for the four fiscal quarters ending on such date and (ii) setting forth such computations and other financial information as may be required to determine such ratio of Adjusted Debt to EBITDA plus Base Rent Expense. Violation of this paragraph shall be a Default under Section 11.5(ii) of this Agreement.

                               Schedule 3, page 1